Exhibit 10.1

EXECUTION VERSION

Any text removed pursuant to Lehman Brothers Holdings Inc.’s confidential treatment request has been separately filed with the U.S. Securities and Exchange
Commission and is marked “[***]” herein.

Dated 29 September 2008

THE HK INSOLVENCY OFFICERS

and

THE SINGAPORE INSOLVENCY OFFICERS

and

THE AUSTRALIA INSOLVENCY OFFICERS

and

THE SELLERS LISTED IN SCHEDULE 1

and

NOMURA HOLDINGS INC.

INTERNATIONAL ASSET SALE AGREEMENT

relating to certain of the assets and employees of the business of the Lehman Brothers International Group in the Asia-Pacific region (including Japan and Australia)

International Asset Sale Agreement

This Agreement is made on  29 September 2008, between:

(1)                              Paul Jeremy Brough, Edward Simon Middleton and Patrick Cowley, each of KPMG (whose registered address is 8th floor, Princes Building, 16-20 Chater Road, Central, Hong Kong), as joint and several provisional liquidators to each of the HK Insolvent Companies (the “HK Insolvency Officers”);

(2)                              Peter Chay Fook Yuen, Bob Yap Cheng Ghee and Roger Tay Puay Cheng, each of KPMG (whose registered address is 16 Raffles Quay, #22-00, Singapore), as joint and several provisional liquidators of the Singapore Insolvent Company (the “Singapore Insolvency Officers”);

(3)                              Neil Geoffrey Singleton and Stephen James Parbery, each of PPB (whose registered address is Level 46, MLC Centre, 19 Martin Place, Sydney NSW 2000, Australia), as joint and several administrators of the Australia Insolvent Companies (the “Australia Insolvency Officers”);

(4)                              Nomura Holdings Inc. (“NHI”), for and on behalf of itself and the other entities listed in Schedule 2 (each, together with NHI, a “Purchaser” and together the “Purchasers”); and

(5)                              The entities listed in Schedule 1 (each a “Seller” and collectively the “Sellers”),

each a “party” and together the “parties”.

Whereas:

(A)                           The HK Insolvency Officers were appointed to act as provisional liquidators of Lehman Brothers Securities Asia Limited (Provisional Liquidators Appointed) on 17 September 2008 and as provisional liquidators of Lehman Brothers Asia Holdings Limited (Provisional Liquidators Appointed) and Lehman Brothers Asia Limited (Provisional Liquidators Appointed) on 19 September 2008 by orders of the Court of the Hong Kong Special Administrative Region.

(B)                             The Singapore Insolvency Officers were appointed to act as provisional liquidators of the Singapore Insolvent Company by a written resolution of the board of directors of the Singapore Insolvency Company dated 23 September 2008.

(C)                             The Australia Insolvency Officers were appointed to act as joint and several administrators of the Australia Insolvent Companies by resolutions of the boards of directors of the Australian Insolvent Companies, each dated 26 September 2008, and by instruments of appointment relating to the Australian Insolvent Companies, each dated 26 September 2008.

(D)                            The Sellers have agreed to sell the Sale Assets (each as to those Sale Assets listed across its respective name in the Sale Assets Exhibit and the Lease Exhibit) and the Purchasers have agreed to: (i) purchase all of the Sale Assets, and (ii) make offers of employment to the Transferred Employees, in each case on the terms and subject to the conditions of this Agreement.

It is agreed as follows:

1                                      Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1                            Definitions

“2008 Bonus” has the meaning given to it in paragraph 1 of Schedule 5;

“2009 Bonus“has the meaning given to it in paragraph 1 of Schedule 5;

“Actual Completion” has the meaning given to it in paragraph 1 of Schedule 6;

“Additional Retention Fund” has the meaning given to it in paragraph 1 of Schedule 5;

“Advisor Fees” means the amounts of (i) [***] to be paid to NM Rothschild & Sons Limited; (ii) [***] to be paid to KPMG Hong Kong; and (iii) [***] to be paid to Linklaters;

“Agreed Terms” means, in relation to a document, such document in the terms agreed between the Insolvency Officers, the Sellers and NHI (for and on behalf of the Purchasers), with such alterations as may be agreed in writing between the Insolvency Officers, the Sellers and NHI (for and on behalf of the Purchasers) from time to time;

“Asia Executive Committee” has the meaning given to it in paragraph 1 of Schedule 5;

“Australia Insolvent Companies” means those companies listed as parties 12 and 13 in Schedule 1 and “Australia Insolvent Company” means any one of them;

“Australia Insolvency Officers” has the meaning given to it in the parties Clause of this Agreement;

“Book Debts” means in respect of the Sellers and the Group Companies all book and other debts or sums owing to them (after deduction of any set-offs or counterclaims), whether or not then due and payable, in relation to goods supplied or services performed by the Sellers in connection with the Business prior to Japan Completion or General Completion (as the case may be), together with any interest payable on those sums and the benefit of any security or guarantee for their payment;

“Bonus Pool” has the meaning given to it in paragraph 1 of Schedule 5;

“Business” means the investment banking, capital markets (fixed income and equities) and financial services businesses conducted by the Lehman Brothers International Group in the Asia-Pacific region (including Japan and Australia) (and for the avoidance of doubt, excluding the back office functions of the Lehman Brothers International Group in Powai, India);

“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Hong Kong and Tokyo;

“Completion” means either Japan Completion or General Completion (as the case may be);

“Continuing Transferred Employees” has the meaning given to it in paragraph 1 of Schedule 5;

“Debentures” has the meaning given to it in Clause 7.3.1;

“Employee Benefits” has the meaning given to it in paragraph 1 of Schedule 5;

“Employee Liabilities” has the meaning given to it in paragraph 1 of Schedule 5;

“Fiscal Year 2007” has the meaning given to it in paragraph 1 of Schedule 5;

“Fiscal Year 2008” has the meaning given to it in paragraph 1 of Schedule 5;

“General Completion” means the completion of the sale of the General Sale Assets pursuant to Clauses 4.4, 6.1.2 and 6.2.3 and Schedule 4 and the making of offers of employment by any of the Purchasers to the General Transferred Employees pursuant to Clause 8.1 and Schedule 5;

“General Consent Premises” has the meaning given to it in paragraph 1 of Schedule 6;

“General Leasehold Premises”  means (i) each and every of the leasehold or leased premises, sites, spaces, facilities and locations which any of the Sellers and/or Group Companies lease, license, occupy, use or enjoy (details of which are set out in the Sale Assets Exhibit and/or the Lease Exhibit), and (ii) each and every of the other leasehold or leased premises leased or licensed by any of the Sellers and/or Group Companies for the benefit of any Transferred Employee (excluding the Japan Leasehold Premises and Korean Leasehold Premises);

“General Purchase Price” has the meaning given to it in Clause 3.1.2;

“General Sale Assets” means all the Sale Assets other than the Japan Sale Assets;

“General Sale Assets Price” has the meaning given to it in Clause 3.1.2(i);

“General Sellers” means all Sellers other than the Japan Sellers;

“General Transfer Payment Amount” has the meaning given to it in Clause 3.1.2(ii);

“General Transferred Employees” means all the Transferred Employees other than the Japan Transferred Employees;

“Group Companies” means the companies in the Lehman Brothers International Group operating or otherwise comprised in the Business and “Group Company” means any one of them;

“HK Insolvency Officers” has the meaning given to it in the parties Clause of this Agreement;

“HK Insolvent Companies” means those companies listed as parties 1 to 3 in Schedule 1 and “HK Insolvent Company” means any one of them;

“Insolvency Officers” means the HK Insolvency Officers, the Singapore Insolvency Officers and the Australia Insolvency Officers and such other provisional liquidators, liquidators, administrative receivers, administrators, judicial managers, compulsory managers, trustees or other similar officers appointed to analogous positions in any jurisdiction in respect of the liquidation (voluntary or compulsory, solvent or insolvent), rehabilitation, reorganisation or composition process of any Group Company;

“Insolvency Officers’ Records” means all records produced by or at the direction of any of the Insolvency Officers or their staff or representatives or by any other person including the officers and employees of any of the Insolvent Companies in connection with the administration of any of the Insolvent Companies, the statutory books and accounting records of the Insolvent Companies (excluding the Transferred Employees Records and the Transferred Sale Assets Records), documents relating to the appointment of any of the Insolvency Officers and any other records which any of the Insolvency Officers is required by any applicable law or regulation to retain;

“Insolvent Companies” means the Japan Rehabilitation Company, the HK Insolvent Companies, the Singapore Insolvent Company, the Australia Insolvent Companies and  those other Sellers which enter into or otherwise become subject to any provisional liquidation, liquidation (voluntary or compulsory, solvent or insolvent), rehabilitation, administration or composition process from time to time and “Insolvent Company” means any one of them;

“Japan Completion” means the completion of the sale of the Japan Sale Assets pursuant to Clauses 6.1.1 and 6.2.2 and Schedule 4 and the making of offers of employment by any of the Purchasers to the Japan Transferred Employees pursuant to Clauses 8.1 and Schedule 5;

“Japan Consent Premises” has the meaning given to it in paragraph 1 of Schedule 6;

“Japan Leasehold Premises” means (i) each and every of the leasehold or leased premises, sites, spaces, facilities and locations which any of the Sellers and/or Group Companies lease, license, occupy, use or enjoy in Japan in respect of the Business (details of which are set out in the Sale Assets Exhibit and/or the Lease Exhibit), and (ii) each and every of the other leasehold or leased premises in Japan leased or licensed by any of the Sellers and/or Group Companies for the benefit of any Transferred Employee;

“Japan Rehabilitation Company” means the entity listed as party 4 in Schedule 1;

“Japan Purchase Price” has the meaning given to it in Clause 3.1.1;

“Japan Sale Assets” means the Sale Assets listed across the respective names of the Japan Sellers in the Sale Assets Exhibit and/or the Japan Leasehold Premises;

“Japan Sale Assets Price” has the meaning given to it in Clause 3.1.1(i);

“Japan Sellers” means the entities listed as parties 4 to 6 in Schedule 1;

“Japan Transfer Payment Amount” has the meaning given to it in Clause 3.1.1(ii);

“Japan Transferred Employees” means those Transferred Employees identified as being employed in or seconded to Japan, in each case as set out in the Transferred Employee Exhibit;

“Korean Assets” means the assets set out in the Sale Assets Exhibit as being attributable to the Korean Branches and the Korean Leasehold Premises;

“Korean Branches” means [***];

“Korean Leasehold Premises” means (i) each and every of the leasehold or leased premises, sites, spaces, facilities and locations which any of the Sellers and/or Group Companies lease, license, occupy, use or enjoy in Korea in respect of the Business, (details of which are set out in the Sale Assets Exhibit and/or the Lease Exhibit), and (ii) each and every of the other leasehold or leased premises in Korea leased or licensed by any of the Sellers and/or Group Companies for the benefit of any Transferred Employee;

“Landlord” has the meaning given to it in paragraph 1 of Schedule 6;

“LBHI” means Lehman Brothers Holdings Inc.;

“Lease” has the meaning given to it in paragraph 1 of Schedule 6;

“Lease Exhibit” means the exhibit setting out details of leases to this Agreement marked “C” in the Agreed Terms;

“Leasehold Premises” means those premises and leases set out in the Sale Assets Exhibit and/or the Lease Exhibit other than the Korean Leasehold Premises;

“Lehman Brothers International Group” means LBHI and its subsidiaries worldwide;

“Letting Documents” has the meaning given to it in paragraph 1 of Schedule 6;

“Licence” has the meaning given to it in paragraph 1 of Schedule 6;

“Licence Fee” has the meaning given to it in paragraph 1 of Schedule 6;

“Licence Period” has the meaning given to it in paragraph 1 of Schedule 6;

“Licensed Premises” has the meaning given to it in paragraph 1 of Schedule 6;

“Long Stop Date” means 31 October 2008 (or such other date as the parties may agree in writing);

“Losses” means all losses, liabilities, costs (including without limitation legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands;

“NHI” has the meaning given to it in the parties Clause of this Agreement;

“Nominated Employees” has the meaning given to it in paragraph 1 of Schedule 5;

“Non-Disclosure Agreement” means the confidentiality agreement dated 19 September 2008 pursuant to which certain confidential information relating to the Business was made available to the Purchasers and/or their representatives and advisers;

“Occupancy Costs” means: (a) all rental payments in respect of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) of the relevant Insolvent Companies and the equipment and facilities at such General Leasehold Premises or Japan Leasehold Premises (as the case may be) and (b) all charges, outgoings and expenses in respect of such General Leasehold Premises or Japan Leasehold Premises (as the case may be) and the equipment and facilities at such General Leasehold Premises or Japan Leasehold Premises (as the case may be) or arising directly or indirectly from the use of such General Leasehold Premises or Japan Leasehold Premises (as the case may be) or the equipment or facilities at such General Leasehold Premises or Japan Leasehold Premises (as the case may be) including the cost of all rates, utilities charges, cleaning charges, security charges, air-conditioning charges, maintenance charges, service charges, insurance, heating, telecommunications and other services, the cost of complying with fire safety and other statutory regulations and other typical occupancy costs;

“Property Losses” has the meaning given to it in paragraph 1 of Schedule 6;

“Purchase Price” has the meaning set out in Clause 3.1;

“Purchasers” has the meaning given to it in the parties Clause of this Agreement;

“Purchaser Group” means NHI and its subsidiaries from time to time;

“Quarter Days” has the meaning given to it in paragraph 1 of Schedule 6;

“Relevant Conditions” has the meaning given to it in Clause 4.4.1;

“Relevant Employer” has the meaning given to it in paragraph 1 of Schedule 5;

“Relevant Jurisdiction(s)” has the meaning given to it in Clause 4.4.1;

“Relevant Purchaser” means the relevant Purchaser nominated by NHI to be the relevant purchaser to buy the relevant Sale Assets from the relevant Seller pursuant to Clause 2.1;

“Relevant Transferred Employees” has the meaning given to it in paragraph 1 of Schedule 5;

“Retained Records” means all the records (including historical customer, financial, business or trading information, books, data, information or document (including in electronic format)) used by or otherwise relating to the Business, including the Transferred Employees Records but excluding the Transferred Sale Assets Records and the Insolvency Officers’ Records;

“Sale Assets Exhibit” means the exhibit to this Agreement marked “A” setting out the details of the Sale Assets in the Agreed Terms;

“Sale Assets” means all the assets listed in the Sale Assets Exhibit and the Leasehold Premises, but excluding the Korean Assets;

“Selected Employees” has the meaning given to it in paragraph 1 of Schedule 5;

“Sellers” has the meaning given to it in the parties Clause of this Agreement;

“Services” means the services specified in Clause 11.2.1 and “Service” means any one of them;

“Severance Pay” has the meaning given to it in paragraph 1 of Schedule 5;

“Singapore Insolvent Company” means the company listed as party 22 in Schedule 1;

“Singapore Insolvency Officers” has the meaning given to it in the parties Clause of this Agreement;

“Taxation” or “Tax” means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

“Third Party Consents” means all consents, licences, approvals, permits, authorisations or waivers required from third parties for the assignment or transfer or novation to the Purchasers of any General Leasehold Premises or Japan Leasehold Premises (as the case may be) or the entering into of a new agreement between a landlord and any Purchaser(s) in relation to the General Leasehold Premises or Japan Leasehold Premises (as the case may be);

“Transfer Payment” means the payment to be made by the Purchasers to the Sellers in consideration for the Sellers providing the names (and certain other details) of the

Transferred Employees to the Purchasers and consenting to the Transferred Employees ceasing their existing employment at short notice;

“Transferred Employee Exhibit” means the exhibit to this Agreement marked “B” setting out details of Transferred Employees in the Agreed Terms;

“Transferred Employees” means the relevant employees of the Lehman Brothers International Group who are to receive offers of employment from a member of the Purchaser Group pursuant to the terms of this Agreement (and whose details are set out in the Transferred Employee Exhibit) (being all employees of the Lehman Brothers International Group who are currently employed in the Business, and such other employees of the Lehman Brothers International Group who are seconded to the Business) (and include, for the avoidance of doubt, those employees employed in or seconded to Korea) and up to 10 further employees of the Business as are nominated by the Sellers within 5 days of the date hereof subject to the prior written approval of NHI;

“Transferred Employees Records” means the personnel and other records used by the Business in relation to the Transferred Employees, but excluding the Insolvency Officers’ Records;

“Transferred Sale Assets Records” means the documents of title and other records relating to the Sale Assets, but excluding the Insolvency Officers’ Records;

“TSAs” means the Transition Services Agreement between LBHI and NHI and the Assignment and Assumption Agreement between Barclays Capital Inc., LBHI and NHI, in each case to be entered into in the Agreed Terms;

 “US TSA” means the Transition Services Agreement dated 19 September 2008 between Barclays Capital Inc. and LBHI;

“US$” means US dollars, the currency of the United States of America; and

“Yen (¥)” means Japanese Yen, the currency of Japan.

1.2                            Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.3                            Modification etc. of statutes

References to a statute or statutory provision include:

1.3.1                   that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement;

1.3.2                   any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which that statute or provision has directly or indirectly replaced; and

1.3.3                   any subordinate legislation made from time to time under that statute or statutory provision which is in force at the date of this Agreement except to the extent that any statute, statutory provision or subordinate legislation made or enacted after the date of this Agreement would create or increase a liability of a Seller, any Insolvency Officer or any Purchaser under this Agreement.

1.4                            References to persons and companies

References to:

1.4.1                   a person include any individual, company, partnership or unincorporated association (whether or not having separate legal personality); and

1.4.2                   a company include any company, corporation or any body corporate, wherever incorporated.

1.5                            Schedules etc.

References to this Agreement shall include any Recitals, Exhibits and Schedules to it and references to Clauses, Recitals, Exhibits and Schedules are to Clauses of, and Recitals, Exhibits and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.6                            Headings

Headings shall be ignored in interpreting this Agreement.

1.7                            Legal Terms

References to any English legal term shall, in respect of any jurisdiction other than England and Wales, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

1.8                            Construction

1.8.1                   In this Agreement a reference to:

(i)                                a “claim” includes any claim, demand, action or proceeding of any kind, actual or contingent;

(ii)                             “representatives” includes partners, agents, employees and any other person acting on behalf and with the authority of a party;

(iii)                          “including”, “includes” or “in particular” means including, includes or in particular without limitation; and

(iv)                         a time of day is to Hong Kong time.

1.8.2                   In this Agreement a reference:

(i)                                to the HK Insolvency Officers shall mean jointly and severally the HK Insolvency Officers and to any other person who is appointed as provisional liquidator in substitution for any HK Insolvency Officer or as an additional provisional liquidator in conjunction with the HK Insolvency Officers and any liquidator appointed to the HK Insolvent Companies;

(ii)                             to the Singapore Insolvency Officers shall mean jointly and severally the Singapore Insolvency Officers and to any other person who is appointed as provisional liquidator in substitution for any Singapore Insolvency Officer or as an additional provisional liquidator in conjunction with the Singapore Insolvency Officers and any liquidator appointed to the Singapore Insolvent Company; and

(iii)                          to the Australia Insolvency Officers shall mean jointly and severally the Australia Insolvency Officers and to any other person who is appointed as administrator in substitution for any Australia Insolvency Officer or as an additional administrator in conjunction with the Australia Insolvency Officers and any administrator appointed to the Australia Insolvent Companies.

1.9                            References to subsidiaries and holding companies

A company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly through one or more subsidiaries:

1.9.1                   holds a majority of the voting rights which may be exercised at its general meetings;

1.9.2                   is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

1.9.3                   is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

1.9.4                   has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.

1.10                     Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

1.11                      Joint and several liability

1.11.1             Any provision of this Agreement which is expressed to bind the Sellers (other than the Insolvent Companies) shall, save where inconsistent with the context or where otherwise expressly stated, bind the Sellers (other than the Insolvent Companies) jointly and severally.

1.11.2             Any provision of this Agreement which is expressed to bind the Purchasers shall, save where inconsistent with the context or where otherwise expressly stated, bind the Purchasers jointly and severally.

1.11.3             Any provision of this Agreement which is expressed to bind any other party shall bind such other party severally.

1.12                     Successors and assigns

This Agreement is binding on each of the parties, its successors in title and assigns.

1.13                     NHI

NHI shall take all steps, and shall procure that members of the Purchaser Group shall take all steps, to give effect to and comply with the provisions of this Agreement.

1.14       Transfer of Sale Asset to a Purchaser

For the avoidance of doubt, the transfer (whether by delivery or otherwise) of any Sale Asset to any Purchaser shall be an absolute discharge of the obligations of the Sellers and Insolvency Officers to transfer and/or deliver that Sale Asset to the Purchasers (save as set out in Schedule 6 in respect of the transfer of General Leasehold Premises or Japan Leasehold Premises (as the case may be)).

2             Agreement to sell the Sale Assets and transfer the Transferred Employees

2.1         Sale of Sale Assets and transfer of Transferred Employees

On and subject to the terms and conditions of this Agreement:

2.1.1      In respect of the Japan Sale Assets and Japan Transferred Employees:

(i)           as soon as reasonably practicable after the date of this Agreement, the Relevant Employer(s) shall make offers of employment to all the Japan Transferred Employees (including, for the avoidance of doubt, those Nominated Employees employed in or seconded to Japan) in accordance with Clause 8.1 and Schedule 5; and

(ii)          on Japan Completion, the Japan Sellers shall sell (each as to those Sale Assets set out against its name in the Sale Assets Exhibit or the Lease Exhibit) and the Relevant Purchaser(s) shall buy such right, title and interest as the Japan Sellers have at Japan Completion in the Japan Sale Assets, with the intention that all such right, title and interest shall vest in the Relevant Purchasers at Japan Completion.

2.1.2      In respect of the General Sale Assets and General Transferred Employees:

(i)           as soon as reasonably practicable after the date of this Agreement, the Relevant Employers shall make offers of employment to all the General Transferred Employees (including, for the avoidance of doubt, the Nominated Employees but excluding those employed in or seconded to Japan) in accordance with Clause 8.1 and Schedule 5; and

(ii)          on General Completion, the General Sellers shall sell (each as to those Sale Assets set out against its name in the Sale Assets Exhibit or the Lease Exhibit) and the Relevant Purchaser(s) shall buy such right, title and interest as the General Sellers have at General Completion in the General Sale Assets, with the intention that all such right, title and interest shall vest in the Relevant Purchasers at General Completion.

2.2         Excluded Assets

This Agreement shall not transfer to any of the Purchasers any interest in any asset or right, title or interest in respect of such asset of the Sellers (other than the Sale Assets and Transferred Employees), and, for the avoidance of doubt and without limitation, excludes the following:

2.2.1      the Book Debts and any collateral held in relation to the Book Debts;

2.2.2      the Insolvency Officers’ Records and the Retained Records;

2.2.3      all assets of any client of the Lehman Brothers International Group;

2.2.4      all cash in hand, or in a bank or other financial institution, and all cheques, credit or debit card vouchers, drafts, bills, notes or other negotiable instruments;

2.2.5      the benefit of any actual or potential claim, or right to make a claim, in relation to or in connection with the Business relating to Japan, which accrues prior to Japan Completion or the rest of the Business, which accrues prior to General Completion or arises out of events occurring prior to Japan Completion or General Completion (as the case may be)  (other than claims under manufacturers’ or suppliers’ warranties included in the relevant Sale Assets transferred pursuant to such Completion) including the proceeds of any litigation;

2.2.6      all rental deposits and rental prepayments and all other payments, paid by or to or payable to any Seller or any Group Company;

2.2.7      the benefit of all policies of insurance or assurance and any claims made thereunder;

2.2.8      all proprietary investments of the Lehman Brothers International Group;

2.2.9      the benefit of all Tax allowances and all rights and claims for repayment of any Tax;

2.2.10    all Debentures;

2.2.11    any shares in or any securities of any body corporate; and

2.2.12    any other asset, right, title or interest not expressly referred to in this Agreement.

2.3         Excluded Liabilities

This Agreement shall not transfer to any of the Purchasers, and the Purchasers shall not be liable for, and none of the Insolvency Officers or the Sellers shall make any claim against any of NHI, the Purchasers, the Transferred Employees or the Sale Assets in respect of, any obligation or liability of any of the Sellers, the Insolvency Officers or the Business, save in each case as expressly set out in this Agreement. For the avoidance of doubt, the parties acknowledge that:

2.3.1      this Agreement is not intended to transfer the Business as a going concern or to operate, save as expressly provided in this Agreement, to transfer any related liabilities (whether in whole or in part) of the Sellers to the Purchasers;

2.3.2      the sale of the relevant Sale Assets and the transfer of the relevant Transferred Employees, in each case relating to Hong Kong, is not intended to operate as a transfer of business (whether in whole or in part) for the purpose of the Transfer of Businesses (Protection of Business) Ordinance (Chapter 49 of the Laws of Hong Kong); and

2.3.3      the sale of the relevant Sale Assets and the transfer of the relevant Transferred Employees, in each case relating to Singapore, is not intended to operate as a transfer of the undertakings of the relevant Sellers in Singapore, pursuant to Section 18A of the Employment Act (Chapter 91 of Singapore).

3             Consideration

3.1         Amount

The aggregate consideration (“Purchase Price”) to be paid by the Purchasers shall comprise:

3.1.1      to the Japan Sellers (the “Japan Purchase Price”) as follows:

(i)           Sale Assets: US$87,400,000 (the “Japan Sale Assets Price”) for the purchase of the Japan Sale Assets; and

(ii)          Transfer Payment: US$21,900,000 (the “Japan Transfer Payment Amount”) as Transfer Payment in respect of the Japan Transferred Employees;

3.1.2      to the General Sellers (the “General Purchase Price”) as follows:

(i)           Sale Assets: US$76,300,000 (the “General Sale Assets Price”) for the purchase of the General Sale Assets; and

(ii)          Transfer Payment: US$25,800,000 (the “General Transfer Payment Amount”) as Transfer Payment in respect of the General Transferred Employees.

3.2         Time of payment

The Japan Purchase Price shall be paid in full on Japan Completion and the General Purchase Price shall be paid in full on General Completion, in each case in accordance with Clauses 3.3, 3.4, 3.5 and 6.

3.3         Payment method

3.3.1      All sums payable by the Purchasers to the Sellers and/or any of the Insolvency Officers shall be paid by telegraphic transfer on or by the date due for payment. Such payment shall be paid in immediately available funds for same day value into the account(s) of the relevant recipient(s), details of which shall be notified in writing by the relevant recipient(s) to the Purchasers on or before the relevant date of payment.

3.3.2      All sums payable to the Japan Sellers under this Agreement shall be paid in Yen (¥) as converted at the prevailing exchange rate available at the relevant time of payment and shall be paid into the bank account(s) of the Japan Sellers in Japan, details of which shall be notified in writing by the Japan Sellers to the Purchasers on or before the relevant date of payment.

3.3.3      The Insolvent Companies confirm that, to the extent relevant:

(i)           the HK Insolvency Officers may, for and on behalf of the HK Insolvent Companies, give a good receipt for all payments to the HK Insolvent Companies;

(ii)          the Singapore Insolvency Officers may, for and on behalf of the Singapore Insolvent Company, give a good receipt for all payments to the Singapore Insolvent Company; and

(iii)         the Australia Insolvency Officers may, for and on behalf of the Australia Insolvent Companies, give a good receipt for all payments to the Australia Insolvent Companies.

3.3.4      The receipt of the Japan Purchase Price and the General Purchase Price, in each case into the account(s) referred to in Clause 3.3.1, shall be an absolute discharge to the Purchasers and the Purchasers shall have no responsibility in respect of the allocation or application of the Purchase Price amongst the Sellers.

3.4         Withholdings

NHI, the Sellers and the Insolvency Officers agree that where any sums payable under this Agreement are subject to deductions, withholdings, set-offs or counterclaims, they shall (to the extent they are able to) use all reasonable endeavours to make such payments so as to minimise any deductions, withholdings, set-offs or counterclaims that may apply or be imposed in respect thereof.

3.5         Purchase Price Allocation

3.5.1      Japan Purchase Price Allocation

(i)           The Japan Sale Assets Price shall be allocated between the Japan Sellers as set out in Schedule 3 Part A and the sum as allocated shall be distributed to each of the Japan Sellers after deducting an amount representing a 12.5 per cent. discount to book value being applied pro rata to the Sale Assets transferred by each Japan Seller (the book value in respect of such of the Japan Sale Assets to be sold by each Japan Seller being as set out in Schedule 3 Part A). The consideration for each of the individual Japan Sale Assets (which has a book value as set out in the Sale Assets Exhibit) shall be determined by applying a 12.5 per cent. discount to such book value.

(ii)          The Japan Transfer Payment Amount shall be allocated between the Japan Sellers as set out in Schedule 3 Part B in accordance with the proportion of the total number of Transferred Employees who are employed by or seconded to the Japan Sellers.

3.5.2      General Purchase Price Allocation

(i)           The General Sale Assets Price shall be allocated between the General Sellers as set out in Schedule 3 Part A and the sum as allocated shall be distributed to each of the General Sellers after deducting an amount representing a 12.5 per cent. discount to book value being applied pro rata to the Sale Assets transferred by each General Seller (the book value in respect of such of the General Sale Assets to be sold by each General Seller being as set out in Schedule 3 Part A). The consideration for each of the individual General Sale Assets (which has a book value as set out in the Sale Assets Exhibit) shall be determined by applying a 12.5 per cent. discount to such book value.

(ii)          The General Transfer Payment Amount shall be allocated between the General Sellers as set out in Schedule 3 Part B in accordance with the proportion of the total number of Transferred Employees who are employed by or seconded to the General Sellers.

4             Conditions

4.1         Conditions Precedent

4.1.1      The purchase and sale of the Japan Sale Assets and transfer of the Japan Transferred Employees are conditional upon the satisfaction (or, in the case of Clauses 4.1.1(i) and 4.1.1(vi) , the waiver in writing by NHI in its sole discretion) of the following conditions by the Long Stop Date:

(i)           the acceptance by 70 per cent. or more in number of the Nominated Employees of the binding offers of employment made by any of the Relevant Employers in accordance with Clause 8.1 and Schedule 5;

(ii)          the receipt by the Japan Rehabilitation Company of all approvals or consents from the Tokyo District Courts under the Civil Rehabilitation Procedure;

(iii)         the expiration of the waiting period required and the obtaining of all approvals (including the approval of the Japan Fair Trade Commission), consents or clearances required, in each case under the Anti Monopoly Law of Japan;

(iv)         in respect of any of the Japan Sellers which are not subject to any provisional liquidation, liquidation or administration proceeding, LBHI obtaining any approval required under the US Bankruptcy Code;

(v)          no governmental, administrative, statutory or regulatory body, court or agency in any jurisdiction having taken or initiated any action, proceeding, suit or investigation or enacted or made or proposed (and there not being continuing or outstanding) any statute, regulation, demand or order that would render the consummation of the transactions contemplated in this Agreement illegal, void or unenforceable; and

(vi)         the occurrence of General Completion.

4.1.2      The purchase and sale of the General Sale Assets and transfer of the General Transferred Employees are conditional upon the satisfaction (or a written waiver by NHI in its sole discretion of Clause 4.1.2(i) or, for the purposes of Clause 4.4, of Clauses 4.1.2(iv), 4.1.2(v) and/or 4.1.2(vi)) of the following conditions by the Long Stop Date:

(i)           the acceptance by 70 per cent. or more in number of the Nominated Employees of the binding offers of employment made by any of the Relevant Employers in accordance with Clause 8.1 and Schedule 5;

(ii)          the receipt by the HK Insolvency Officers of all approvals or consents required from the Hong Kong court;

(iii)         in respect of any of the General Sellers which are not subject to any provisional liquidation, liquidation or administration proceeding, LBHI obtaining any approval required under the US Bankruptcy Code;

(iv)         the obtaining of all legal, regulatory, self-regulatory, exchange, clearing organisation and governmental approvals, authorisations, waivers and/or licences required to be given by any governmental or regulatory body having jurisdiction over the Sellers, Purchasers, Insolvency Officers and/or the business comprised in the Sale Assets;

(v)          no governmental, administrative, statutory or regulatory body, court or agency in any jurisdiction having taken or initiated any action, proceeding, suit or investigation or enacted or made or proposed (and there not being continuing or outstanding) any statute, regulation, demand or order that would render the consummation of the transactions contemplated in this Agreement illegal;

(vi)         the obtaining of all approvals or consents required from any other court or court appointed supervisor or analogous body in any jurisdiction; and

(vii)        the entry into of the TSAs by the parties thereto.

4.2         Responsibility for Satisfaction

4.2.1      The:

(i)           Japan Sellers shall use reasonable endeavours to ensure the satisfaction of the conditions set out in Clauses 4.1.1(i) to 4.1.1(v);

(ii)          General Sellers shall use reasonable endeavours to ensure the satisfaction of the conditions set out in Clauses 4.1.1(vi) and 4.1.2(i) to 4.1.2(vii);

(iii)         HK Insolvency Officers shall use reasonable endeavours to ensure the satisfaction of the conditions set out in Clauses 4.1.1(vi), 4.1.2(ii) and 4.1.2(v) in so far as it relates to proceedings in Hong Kong in respect of the HK Insolvent Companies; and

(iv)         Purchasers shall (without prejudice to their obligations under Clause 8.1 and Schedule 5) use reasonable endeavours to ensure the satisfaction of the conditions set out in Clauses 4.1.1(i), 4.1.1(iii), 4.1.1(vi), 4.1.2(i), 4.1.2(iv), 4.1.2(vi) and 4.1.2(vii),

in each case as soon as practicable.

4.2.2      Without prejudice to Clause 4.2.1, the parties agree that all requests and enquiries from any government, governmental, supranational or trade agency, court or other regulatory body shall be dealt with by the Insolvency Officers, NHI (for and on behalf of the Purchasers) and the Sellers in consultation with each other and they shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other.

4.3         Non-Satisfaction

4.3.1      The parties responsible for satisfaction of any condition in Clause 4.1 (as set out in Clause 4.2) shall give notice to the other parties of the satisfaction of the relevant conditions within two Business Days of becoming aware of the same.

4.3.2      If the conditions in Clause 4.1.1(i) to 4.1.1(vi) are not satisfied (or waived, to the extent permitted in this Agreement) on or before the Long Stop Date, save as expressly provided, this Agreement (with respect to the Japan Completion) (other than Clauses 1, 6.5, 14, 15 and 16) shall, unless otherwise agreed in writing between each of the Insolvency Officers, the Sellers and NHI (for and on behalf of the Purchasers), be terminable by notice in writing served by (i) NHI (for and on behalf of the Purchasers) on the Insolvency Officers and the Sellers, (ii) the HK Insolvency Officers (acting jointly) on NHI (for and on behalf of the Purchasers), the Sellers, the Singapore Insolvency Officers and the Australia Insolvency Officers, (iii) the Singapore Insolvency Officers (acting jointly) on NHI (for and on behalf of the Purchasers), the Sellers, the HK Insolvency Officers and the Australia Insolvency Officers, (iv) the Australia Insolvency Officers (acting jointly) on NHI (for and on behalf of the Purchasers), the Sellers, the HK Insolvency Officers and the Singapore Insolvency Officers, or (v) the Sellers (acting jointly) on NHI (for and on behalf of the Purchasers) and the Insolvency Officers. No party may terminate this Agreement after satisfaction (or waiver, to the extent permitted in this Agreement) of the conditions in Clause 4.1, except in accordance with this Agreement.

4.4         Modified General Completion

4.4.1      NHI may waive, in whole or in part, any of the conditions set out in Clauses 4.1.2(iv), 4.1.2(v) and/or 4.1.2(vi) (the “Relevant Conditions”) in respect of any particular jurisdiction (the “Relevant Jurisdiction(s)”) in which any of the General Sale Assets or any of the General Transferred Employees is located, so as to permit General Completion to occur in accordance with Clause 6, but on the basis that General Completion in respect of the General Sale Assets and the General Transferred Employees in each Relevant Jurisdiction shall be excluded from such completion, and that the General Transfer Payment Amount and the General Sale Assets Price shall be adjusted accordingly and on a basis consistent with Clause 3.5.

4.4.2      Upon satisfaction of the Relevant Conditions in respect of each Relevant Jurisdiction, the relevant parties shall then proceed to General Completion in respect of those General Sale Assets and those General Transferred Employees in that Relevant Jurisdiction in accordance with Clause 6, and the obligations of the relevant parties in respect of each such Completion shall be modified accordingly.

5             Pre-Closing

5.1         The Obligations of the Sellers in Relation to the Conduct of the Business

Each of the Sellers undertakes, so far as it is able (and subject to the obligations of the Insolvent Companies and the duties of the Insolvency Officers (in respect of the Insolvent Companies) under the insolvency laws in the relevant jurisdictions, the terms of the orders appointing the respective Insolvency Officers and any other relevant court order) that between the date of this Agreement and each of Japan Completion and General Completion (as the case may be):

5.1.1      it shall use its commercially reasonable efforts to preserve the value of the Sale Assets;

5.1.2      no Employee Benefits shall be materially increased, no other unusual or extraordinary bonus shall be paid, no terms of employment of any employee shall be amended and no employee shall be dismissed or additional employee hired, in each case without the consent of NHI (such consent not to be unreasonably withheld);

5.1.3      other than for cause, it shall not dismiss or (save as provided in Schedule 5) give notice of termination of employment to any Nominated Employee or Selected Employee or amend (or agree to amend) the terms of employment (including annual compensation, bonus entitlement, benefit or other direct, indirect or deferred compensation or severance entitlement), duties or title of any Transferred Employee (including any Nominated Employee or Selected Employee), other than pursuant to the terms of this Agreement, in each case without the consent of NHI (such consent not to be unreasonably withheld);

5.1.4      no Sale Asset shall be sold or otherwise transferred, no security shall be granted over any Sale Asset and no Sale Asset shall be otherwise encumbered (to the extent it is not already so encumbered) (except by operation of law or pursuant to court order or any analogous event);

5.1.5      no material litigation or dispute relating to any Sale Asset shall be commenced or settled by any of the Sellers;

5.1.6      the Purchasers shall be given such access as they shall reasonably require to the Transferred Sale Assets Records (subject to any restrictions imposed by data protection laws or other applicable law or regulation relating to data privacy or client confidentiality);

5.1.7      it shall not transfer to or re-locate to the Business any employee of the Lehman Brothers International Group that is not currently an employee of or seconded to the Business and, other than pursuant to a prior contractual commitment, not transfer or re-locate any Transferred Employee away from the Business;

5.1.8      it shall not assume voluntarily any liability that would be transferred with the Sale Assets in connection with the Japan Completion and/or the General Completion by operation of law or otherwise (other than in the ordinary course of business);

5.1.9      not change the existing use, terminate, or give notice to terminate, any lease, tenancy, or license in respect of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) and shall not agree to a new rent or fee payable under a lease, tenancy or license in respect of the General Leasehold Premises or Japan Leasehold Premises (as the case may be);

5.1.10    it shall not take any action that is inconsistent with the provisions of this Agreement, or that is or will constitute or cause a breach of any undertaking under this Agreement; and

5.1.11    it shall not agree to do anything prohibited by this Clause 5.1,

provided that nothing shall prevent: (i) the Sellers from managing the solvency of any member of the Lehman Brothers International Group in accordance with their fiduciary, legal and regulatory duties; and (ii) the Insolvency Officers from carrying out their duties under the insolvency laws in the relevant jurisdictions and/or complying with the terms of the orders appointing the respective Insolvency Officers and any other relevant court order.

6             Japan Completion and General Completion

6.1         Date and Place

Subject to Clauses 3.2 and 4:

6.1.1      completion of the sale and purchase of the Japan Sale Assets (other than in respect of the Japan Consent Premises, the completion of which shall take place in accordance with the terms of Schedule 6) and the transfer of the Japan Transferred Employees shall occur no more than three Business Days following the satisfaction of the conditions in Clause 4.1.1; and

6.1.2      completion of the sale and purchase of the General Sale Assets (other than in respect of the General Consent Premises, the completion of which shall take place in accordance with the terms of Schedule 6) and the transfer of the General Transferred Employees shall occur no more than three Business Days following the satisfaction of the conditions in Clause 4.1.2;

in each case at such place and time as the Insolvency Officers, the Sellers and NHI may agree.

6.2         Completion Events

6.2.1      On each of Japan Completion and General Completion, the relevant parties shall comply with their respective obligations specified in Parts A, B and/or C of Schedule 4.

6.2.2      The Japan Sellers may waive any or all of the obligations of the Purchasers and NHI (for and on behalf of the Purchasers) may waive any or all of the obligations of the Japan Sellers, in respect of Japan Completion, in each case as set out in Parts A and B of Schedule 4.

6.2.3      The General Sellers may waive any or all of the respective obligations of the Purchasers or the Insolvency Officers, NHI (for and on behalf of the Purchasers) may waive any or all of the respective obligations of the General Sellers or the Insolvency Officers, the HK Insolvency Officers may waive any or all of the respective obligations of the Purchasers, the Sellers, the Singapore Insolvency Officers or the Australia Insolvency Officers, the Singapore Insolvency Officers may waive any or all of the respective obligations of the Purchasers, the Sellers, the HK Insolvency Officers or the Australia Insolvency Officers, and the Australia Insolvency Officers may waive any or all of the respective obligations of the Purchasers, the Sellers, the HK Insolvency Officers or the Singapore Insolvency Officers, in each case in respect of General Completion, and in each case as set out in Parts A and C of Schedule 4.

6.3         Passing of risk

The Japan Sale Assets shall be at the sole risk of the Purchasers from Japan Completion and the General Sale Assets shall be at the sole risk of the Purchasers from General Completion, and in each case the Purchasers (and not the relevant Insolvency Officers or any of the Sellers) shall be responsible for the insurance of the relevant Sale Assets from the Japan Completion and/or General Completion (as the case may be).

6.4         Breach of Completion Obligations

If any party fails to comply with any material obligation in Clauses 6.1, 6.2 or 8 or Schedule 4 in relation to Japan Completion or General Completion (as the case may be), NHI (in the case of non-compliance by any of the Sellers or the Insolvency Officers) or the Sellers or the Insolvency Officers (in the case of non-compliance by any of the Purchasers), shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the other parties, served on Japan Completion and/or General Completion (as the case may be):

6.4.1      to terminate this Agreement in respect of Japan Completion or General Completion, as the case may be, (other than Clauses 1, 2, 6.5, 14, 15 and 16), without liability on its part or on the part of those on whose behalf notice is served;

6.4.2      to effect Japan Completion or General Completion (as the case may be) so far as practicable having regard to the defaults which have occurred; or

6.4.3      to fix a new date for the Japan Completion or General Completion (as the case may be) (not being more than 20 Business Days after the agreed date for Japan Completion and/or General Completion (as the case may be)).

6.5         Pre-Completion Indemnity

6.5.1      If Japan Completion does not occur by 1 October 2008, the Purchasers shall indemnify the Insolvent Companies and the Insolvency Officers and shall keep them indemnified in respect of the period commencing on 1 October 2008 and ending upon the occurrence of Japan Completion or termination of this Agreement in respect of Japan Completion, whichever is the earlier, in respect of:

(i)           without prejudice to the provisions of Clause 8.1 and Schedule 5, all Employee Benefits (other than Severance Pay) in so far as such Employee Benefits relate to the Japan Transferred Employees employed by such Insolvent Companies; and

(ii)          all Occupancy Costs (in so far as they relate to the Japan Leasehold Premises of such Insolvent Companies) provided that to the extent any payment of Occupancy Costs is proposed to be made (in advance) during the period from 1 October 2008 to the Long Stop Date, which payment is in respect of Occupancy Costs which will arise during the period following the Long Stop Date, such payment may only be made with the prior written consent of NHI.

6.5.2      If General Completion does not occur by 1 October 2008, the Purchasers shall indemnify the Insolvent Companies and the Insolvency Officers and keep them indemnified in respect of the period commencing on 1 October 2008 and ending upon the occurrence of General Completion or termination of this Agreement in respect of General Completion, whichever is the earlier, in respect of:

(i)           without prejudice to the provisions of Clause 8.1 and Schedule 5, all Employee Benefits (other than Severance Pay) in so far as such Employee Benefits relate to the General Transferred Employees employed by such Insolvent Companies; and

(ii)                               all Occupancy Costs (in so far as they relate to the General Leasehold Premises of such Insolvent Companies) provided that to the extent any payment of Occupancy Costs is proposed to be made (in advance) during the period from 1 October 2008 to the Long Stop Date, which payment is in respect of Occupancy Costs which will arise during the period following the Long Stop Date, such payment may only be made with the prior written consent of NHI.

6.5.3                   Without prejudice to Clauses 6.5.1 and 6.5.2, subject to being provided with proper evidence and reasonable details of each payment involved (including a copy of the invoice, confirmation of the amount due and explanation of the nature of the payment and details of the parties involved) at least five Business Days or such lesser period as NHI may agree in advance of the proposed date for payment, NHI shall put the relevant Insolvent Company or the Insolvency Officers (as the case may be) in funds to discharge payments in respect of the relevant Employee Benefits and the relevant Occupancy Costs by no later than one Business Day in advance of them becoming legally due and payable.

6.5.4                   If this Agreement is terminated, and the Purchasers have made any payments in respect of any Employee Benefits and/or Occupancy Costs in respect of a period after 31 October 2008, then such Purchasers shall be allowed to claim as unsecured creditors in respect of such amounts.

7                                      Future transactions - Korea

7.1                            The parties acknowledge that NHI intends to make an offer in accordance with the provisions of Clause 8.1 and Schedule 5 to all of the Transferred Employees employed in or seconded to the Korean Branches. Notwithstanding the terms of Schedule 5, the parties agree that such offers shall be binding and become unconditional once the Korean Assets have been acquired by one or more of the Purchasers (and/or other member(s) of the Purchaser Group) which shall, to the extent it occurs, be effected by way of a separate agreement between NHI and the entities within the Lehman Brothers International Group which own the Korean Branches.

7.2                            NHI agrees (for and on behalf of the Purchasers) that, if it, any other Purchaser(s) and/or any other member of the Purchaser Group acquires the Korean Assets, [***].

7.3                            Debentures

7.3.1                   The Sellers, the Insolvency Officers and NHI agree that they shall in good faith enter into discussions and commence negotiations in respect of the acquisition by NHI, any other Purchasers and/or any other member of the Purchaser Group of the school and club debentures (the “Debentures”) held as at the date of this Agreement by certain of the Group Companies for the use of the Transferred Employees.

7.3.2                   The Sellers and the Insolvency Officers agree and acknowledge that they shall, in so far as they are able, use reasonable endeavours to continue to make the

Debentures available for the use of the Transferred Employees for a period of four months from the date of this Agreement (or as mutually agreed between the parties) or until such date on which the relevant parties reach an agreement on the acquisition by NHI and/or any other member of the Purchaser Group of the Debentures, whichever is the earlier. NHI shall bear all costs relating to making the Debentures available.

8                                      Transferred Employees and Leasehold Premises

8.1                            On and with effect from the date of this Agreement, the provisions of Schedule 5 will apply in respect of the Japan Transferred Employees and the General Transferred Employees.

8.2                            On and with effect from the date of this Agreement, the provisions of Schedule 6 will apply in respect of the Japan Leasehold Premises and the General Leasehold Premises.

9                                      Book Debts

If any person pays to a Purchaser, and that Purchaser actually receives any payment in respect of, any Book Debt or any other sum due to a Seller or Insolvency Officer or other Group Company, such Purchaser shall promptly pay all such monies to the relevant Seller or Insolvency Officer or other Group Company (as the case may be) as such relevant party may direct. Until all such monies are so paid they shall be kept in an account separate from such Purchaser’s own monies and held on trust for the Seller or Insolvency Officer or other Group Company (as the case may be).

10                               Apportionments

10.1                     Payments in advance

10.1.1            Without prejudice to NHI’s liability under the indemnity in respect of Occupancy Costs under Clause 6.5, NHI shall pay to the relevant Seller or relevant Insolvency Officers (as the case may be) the apportioned value of all periodic expense payments made by a Seller or Insolvency Officer or other Group Company (as the case may be) in connection with the relevant Sale Assets and for the direct or indirect benefit of a Purchaser in respect of any period after Japan Completion or General Completion (as the case may be). Such periodic expense payments shall be deemed to accrue equally from day to day and shall be apportioned as at Japan Completion or General Completion (as the case may be). The apportionment shall be agreed between the Insolvency Officers, the Sellers and NHI within two months of Japan Completion or General Completion (as the case may be).

10.1.2            For the avoidance of doubt, the payments referred to in Clause 10.1.1 shall include payments for services contracted for or otherwise provided in connection with the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be) (in respect of any period after Japan Completion or General Completion (as the case may be)).

10.2                     Orders

The Purchasers shall pay for all goods or services ordered by a Seller, Insolvency Officer or any other Group Company, relating to any of the Sale Assets and for the benefit of the relevant Purchaser, which have not been delivered or performed prior to Japan Completion or General Completion (as the case may be) but are actually delivered or performed after Japan Completion or General Completion (as the case may be) and (where terminated by the relevant Purchaser) the cost of termination of such goods or services (as the case may be). Payment shall be made within five Business Days of the date of delivery to the relevant Purchaser of an invoice in respect of those goods or services or their termination, by the relevant Seller or the supplier of such goods or services. The Purchasers shall indemnify and keep the relevant Seller (for itself or on behalf of such other Group Company) and relevant Insolvency Officers and each of them fully indemnified against any Losses arising as a result of any of the Purchasers’ failure to comply with the terms of this Clause 10.2.

10.3                     Pre-Completion liabilities

For the avoidance of doubt, except as expressly provided otherwise in this Agreement and without prejudice to Clause 6.5:

10.3.1            each of the Japan Sellers shall continue to be responsible for (and the Purchasers shall have no obligation to discharge any liability in respect of) all debts payable by it, and all claims and liabilities (including contingent claims and liabilities) outstanding against it, or any of its assets, as at Japan Completion; and

10.3.2            each of the General Sellers shall continue to be responsible for (and the Purchasers shall have no obligation to discharge any liability in respect of) all debts payable by it, and all claims and liabilities (including contingent claims and liabilities) outstanding against it, or any of its assets, as at General Completion.

10.4                     Post-Completion liabilities

For the avoidance of doubt, the Purchasers shall pay, satisfy and discharge all debts and liabilities in respect of the:

10.4.1            Japan Sale Assets and Japan Transferred Employees incurred on and after Japan Completion; and

10.4.2            General Sale Assets and General Transferred Employees incurred on and after General Completion,

and shall in each case indemnify the Sellers and Insolvency Officers (where applicable) from and against all claims and liabilities in respect thereof.

11                                Retained Records

11.1                      Ownership and maintenance of Retained Records

11.1.1             The Purchasers agree and acknowledge that:

(i)                                  other than the Transferred Sale Assets Records, all records of the Lehman Brothers International Group (including without limitation the Retained

Records) shall remain the property of the relevant members of the Lehman Brothers International Group;

(ii)                             due to their nature and form, the Retained Records may either be comprised within the Sale Assets or are only accessible through use of the Sale Assets; and

(iii)                          after Japan Completion or General Completion (as the case may be), the Purchasers or other members of the Purchaser Group may come into possession of the Retained Records or the relevant Sale Assets within which the Retained Records are contained or through which the Retained Records must be accessed.

11.1.2             Subject to Clause 11.3, in respect of the Retained Records that come into the Purchasers’ (or other members of the Purchaser Group’s) possession either on or following Japan Completion or General Completion (as the case may be), each of the relevant Purchasers shall:

(i)                                  hold the Retained Records as custodian for and on behalf of the relevant Sellers and relevant Insolvency Officers (where applicable);

(ii)                               not have title to or further right of possession in respect of, or exercise any lien over, any of the Retained Records;

(iii)                            other than in respect of the Transferred Employees Records, not have the right to view, access, use, disseminate, copy or otherwise deal with any of the Retained Records, whether for business or otherwise;

(iv)                           so far as is practicable, not manipulate, tamper, corrupt or otherwise alter any historical customer, financial, business or trading information or data;

(v)                              not hold itself out as the owner of any of the Retained Records;

(vi)                           not sell or offer for sale, any of the Retained Records;

(vii)                        at its own expense, store, maintain and backup the Retained Records;

(viii)                     comply with all obligations in relation to Chinese walls, information barriers, any obligation of confidentiality, data and privacy protection and any applicable legal or regulatory obligations and constraints that may apply in respect of the Retained Records and keep the Retained Records separate from the Purchasers’ records or the records of any other member of the Purchaser Group;

(ix)                             comply with any directions or instructions of the Sellers and the Insolvency Officers (where applicable) from time to time in respect of the maintenance, access, storage, removal, deletion, transfer, copying or other dealings in respect of the Retained Records (to the extent necessary and without causing any Losses to any Purchaser); and

(x)                                procure other members of the Purchaser Group to comply with the provisions of Clause 11.1.2 above.

11.1.3             In respect of the Transferred Employees Records, the Purchasers shall:

(i)                                  not have title to or further right of possession in respect of any of the Transferred Employees Records; and

(ii)                               have the right to view, access, use and make copies of the Transferred Employees Records.

11.1.4             Except as expressly provided in this Agreement, the fact that any assets are Retained Records shall not entitle the Purchasers to any compensation, damages or reduction in or repayment of the relevant Purchase Price paid or payable or entitle the Purchasers to rescind this Agreement, all rights to which are hereby expressly waived and released by the Purchasers.

11.1.5             Subject to compliance with any data privacy or data protection, banking secrecy, client confidentiality, obligations of confidence, or any other applicable laws, regulations, rules or practice, or their respective legal or fiduciary duties, and subject (where relevant) to obtaining the requisite client consent, the Insolvency Officers and the Sellers will make available any Retained Records which are reasonably requested in writing by the Purchasers for a proper purpose. The Purchasers shall indemnify and keep the relevant Insolvency Officer(s) and/or Sellers (each for itself and on behalf of any other Group Company) and each of them fully indemnified against any Losses arising out of the use by the Purchasers (or any other member of the Purchaser Group and their respective directors, officers, employees or agents) of any such Retained Records.

11.2                      Access to Retained Records

11.2.1             Subject to the terms and conditions set forth in this Clause 11.2, the Purchasers shall, with effect from Japan Completion or General Completion (as the case may be) and continuing for a period of 12 months thereafter, provide or procure the provision of the following services to the Insolvency Officers and the Japan Sellers (“Services”):

(i)                                  access to and use of a reasonable extent of the office premises acquired or occupied by any of the Purchasers pursuant to the transactions contemplated in this Agreement which the relevant Sellers were occupying and using before Japan Completion or General Completion (as the case may be) (the specifics of which access and use shall be agreed by NHI and each Insolvency Officer as the case may be, as soon as reasonably practicable after Japan Completion or General Completion (as the case may be));

(ii)                               access to and use (including the right to make copies) of the Retained Records (including the Transferred Sale Assets Records but excluding the Transferred Employees Records) that relate or belong to any of the Sellers, the Business and/or any other business of the Lehman Brothers International Group, in so far as they are in the Purchasers’ possession, at the time of the request for access and howsoever they are held; and

(iii)                            the services of (part of) the Transferred Employees who are in the employ of a Purchaser or another member of the Purchaser Group at the time of the request for services, in so far as may be reasonably required:

(a)                        so that the Insolvency Officers and the debtors-in-possession of the Japan Sellers are and will be able to discharge their duties as Insolvency Officers or debtors-in-possession of the Japan Sellers in respect of each of the relevant Insolvent Companies and other entities in the Lehman Brothers International Group that may become insolvent, and

(b)                       in respect of any Group Company, otherwise for the purpose of preserving the value of the assets of each of the Group Companies  or liquidating any Group Company (the specifics of which services shall be agreed by NHI, the Insolvency Officers and the debtors-in-possession of the Japan Rehabilitation Company).

For the purpose of this Clause 11.2, “reasonable” shall mean reasonable in light of the Insolvency Officers’ and debtors-in-possession of the Japan Sellers respective obligations to discharge their statutory and other duties as Insolvency Officers and debtors-in-possession of the Japan Sellers. For avoidance of doubt, the Transferred Employees shall, subject to Clause 8.1 and Schedule 5, at all times remain under the control of and employees of, the Purchasers.

11.3                      Each of the Insolvency Officers, debtors-in-possession of the Japan Sellers and the Purchasers shall cooperate with one another and use its good faith and commercially reasonable efforts to effect the efficient and timely provision and receipt of such Service.

11.4                      The Insolvency Officers and debtors-in-possession of the Japan Sellers shall, in receiving the benefit of the Services, comply with and procure that their respective representatives comply with all security, health and safety and other site requirements applicable to the premises in which the Services are provided.

11.5                      So far as necessary, within 2 months from Japan Completion, the parties shall use their reasonable efforts to enter into one or more transitional services agreements in order to accurately and comprehensively define the Services to be provided under this Agreement by the Purchasers to the Insolvency Officers.

11.6                      The Purchasers shall provide or procure the provision of, and the Insolvency Officers and debtors-in-possession of the Japan Sellers shall accept, the Services in a manner and to such an extent as would not breach any obligation of confidence, privacy or data protection law or any other applicable law or regulation.

11.7                      Data Protection

From Japan Completion or General Completion (as the case may be), each Purchaser shall use reasonable endeavours to do all things necessary to ensure that the transfer to it of any data forming part of the relevant Sale Assets or the relevant Transferred Sale Assets Records is in all material respects in compliance with all applicable data protection and privacy laws and such other regulatory obligations and constrains that may be applicable. If such compliance requires the alteration of any registration, the giving of any notice or the obtaining of any consent (of a data subject or otherwise) by any of the Sellers or Insolvency Officers, then the relevant Sellers or relevant Insolvency Officers (as the case may be) shall, at the relevant Purchaser’s request and expense, use reasonable endeavours to procure that such steps are taken.

12                               Warranties

12.1                     Sellers’ Warranties

Each Seller warrants to the relevant Purchasers as at the date of this Agreement that:

12.1.1            it is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation;

12.1.2            it has the legal right and full power and authority to enter into and (subject to any approvals required pursuant to Clause 4.1) perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement;

12.1.3            the documents referred to in Clause 12.1.2 will, when executed, constitute valid and binding obligations on it in accordance with their respective terms; and

12.1.4            it (other than an Insolvent Company) has taken or will have taken by Japan Completion or General Completion (as the case may be) (in which the sale of its Sale Assets or transfer of its Transferred Employees is to be completed) all corporate action required by it to authorise it to enter into and to perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

12.2                     Purchasers’ Warranties

NHI (for and on behalf of the Purchasers) warrants and represents to the Sellers and the Insolvency Officers as at the date of this Agreement that:

12.2.1            each Purchaser is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement;

12.2.2            each Purchaser has the legal right and full power and authority to enter into and subject to any approvals required pursuant to Clause 4.1 perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement;

12.2.3            NHI has the full power and authority to enter into (subject to any approvals required pursuant to Clause 4.1) and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement, for and on behalf of the Purchasers;

12.2.4            the documents referred to in Clause 12.2.2 will, when executed, constitute valid and binding obligations on the relevant Purchaser, in accordance with their respective terms; and

12.2.5            NHI:

(i)                                  has and at Japan Completion will have sufficient internal funds available to pay the Japan Purchase Price and any expenses incurred by it and/or the other Purchasers in connection with the transactions contemplated by this Agreement (insofar as they relate to Japan Completion);

(ii)                               has and at General Completion will have sufficient internal funds available to pay the General Purchase Price and any expenses incurred by it and/or the other Purchasers in connection with the transactions contemplated by this Agreement;

(iii)                            has and at each of Japan Completion and General Completion will have the resources and capabilities (financial or otherwise) to perform its and/or the other Purchasers’ relevant obligations hereunder; and

(iv)                           no other Purchaser has incurred any obligation, commitment, restriction or Losses of any kind which would impair or adversely affect such resources and capabilities.

13                               Exclusions

13.1                     Exclusion of warranties

All representations, warranties, conditions, guarantees and stipulations, express or implied, statutory, customary or otherwise in respect of the Sale Assets or the Transferred Employees or any of the rights, title and interests transferred or agreed to be transferred pursuant to this Agreement are expressly excluded (including without limitation warranties, conditions as to title, rights to dispose, quiet possession, freedom from encumbrances, merchantable or satisfactory quality, fitness for purpose and description). Except as expressly set out in this Agreement any lists contained in any Schedule, Exhibit or annex are for guidance only and are not exhaustive or complete lists of the items in question and shall not constitute any warranty in respect of the ownership or interest of any Seller or Insolvency Officer in the listed items or otherwise.

13.2                     Condition of Sale Assets

The Sale Assets are sold in their condition and locations at Japan Completion or General Completion (as the case may be) and subject to all faults, liens, executions, distraints, encumbrances and claims of third parties, of which the expense of discharging shall be met by the Purchasers.  The Sellers shall provide the Purchasers with such information or assistance as is reasonably necessary to enable the Purchasers to obtain the necessary discharges. Unless otherwise required by law (and then only to that extent), none of the Sellers and the Insolvency Officers shall be liable for any Losses or damage of any kind whatever, consequential or otherwise, arising out of, or due to, or caused by any defects or deficiencies in any of the Sale Assets.

13.3                     Purchasers’ acknowledgement

13.3.1            The Purchasers agree that the terms and conditions of this Agreement and all documents entered into pursuant to this Agreement and the exclusions and limitations contained in them respectively are fair and reasonable having regard to the following:

(i)                                  that the sale of the Sale Assets and the transfer of the Transferred Employees and the Transferred Sale Assets Records include sale and transfer by the Insolvent Companies in circumstances where it is usual that no representations and warranties can be given by or on behalf of the Insolvent Companies, the Insolvency Officers or those Sellers that are debtors-in-possession;

(ii)                               that the Purchasers have relied solely upon their own opinions and those of their representatives and/or professional advisors concerning the Sale

Assets and Transferred Sale Assets Records; their quality, condition, description, fitness and/or suitability for any purpose, the possibility that some or all of them may have defects not apparent on inspection and examination, and the use they intend or propose to put them to;

(iii)                            that the Purchasers have relied solely upon their own opinions and those of their professional advisors concerning the Transferred Employees;

(iv)                           that the Purchasers have agreed to purchase the Sale Assets for a consideration which takes into account the risks to the Purchasers represented by the parties’ belief that the said exclusions and limitations are or would be recognised by the courts;

(v)                              that the Purchasers, their representatives and advisers have been given an opportunity to obtain information from the Sellers and/or Insolvency Officers (where applicable) relating to the Sale Assets and Transferred Sale Assets Records; and

(vi)                           that the Purchasers, their representatives and advisers have been given an opportunity to obtain information from the Sellers and/or Insolvency Officers (where applicable) relating to the Transferred Employees.

13.3.2            The Purchasers acknowledge that whenever and wherever in this Agreement they have agreed to indemnify any Insolvency Officers or the debtors-in-possession of the Japan Sellers, they shall also indemnify any firm, partner, employee, agent, adviser or representative of such person (in their capacity as such with respect to the Insolvency Officers’ duties to the Insolvent Companies) to the same extent and in the same regard.

13.4                     No rescission

The Purchasers acknowledge that if the Sellers do not have title or unencumbered title to any or all of the Sale Assets, if any Lease cannot be transferred to the Relevant Purchasers for any reason whatsoever or if the Purchasers cannot exercise any right conferred or purported to be conferred on them by this Agreement, this shall not be a ground or grounds for rescinding, avoiding or varying any or all of the provisions of this Agreement, or for any reduction or repayment of any part of the Purchase Price paid or payable.

14                               Confidentiality

14.1                     Announcements

No announcement or circular in connection with the existence or the subject matter of this Agreement shall at any time be made or issued by or on behalf of any party without the prior written approval of all the Sellers, the Insolvency Officers and NHI. This shall not affect any announcement or circular required by current insolvency practice, law or any regulatory body or the rules of any recognised stock exchange, or as required to enable the Insolvency Officers or the debtors-in-possession of the Japan Rehabilitation Company to properly carry out the duties of their office, but the party with an obligation to make an announcement or issue a circular shall consult with the other parties (NHI (for and on behalf of the Purchasers (where applicable)) insofar as is reasonably practical before complying with any such obligation.

14.2                     Confidentiality

14.2.1            The parties acknowledge that any confidentiality agreement or undertaking between them in respect of the transactions contemplated by this Agreement, including the Non-Disclosure Agreement, shall cease to have any force or effect from the date of this Agreement.

14.2.2            Subject to Clauses 14.1 and 14.2.3:

(i)                                  each of the parties shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(a)                        the existence and the provisions of this Agreement and of any agreement entered into pursuant to this Agreement;

(b)                       the negotiations relating to this Agreement (and any such other agreements); or

(c)                        any contract entered into pursuant to Clause 8.1 and Schedule 5;

(ii)                               the Sellers and Insolvency Officers shall treat as strictly confidential and not disclose or use any information relating to the relevant Sale Assets and the relevant Transferred Employees following Japan Completion or General Completion (as the case may be) and any other information relating to the business, financial or other affairs (including future plans and targets) of the Purchaser;

(iii)                            the Purchasers shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Sellers or Insolvency Officers.

14.2.3            Clause 14.2.2 shall not prohibit disclosure or use of any information if and to the extent:

(i)                                  the disclosure or use is required by current insolvency practice or to enable the Insolvency Officers or the debtors-in-possession of the Japan Rehabilitation Company to properly carry out the duties of their office;

(ii)                               the disclosure or use is made by the Insolvency Officers or the debtors-in-possession of the Japan Rehabilitation Company to any subsequent supervisor, liquidator or other officeholder of an Insolvent Company;

(iii)                            the disclosure or use is required by law, any regulatory body or any recognised stock exchange;

(iv)                           the disclosure or use is required to vest the full benefit of this Agreement in any of the parties or is required in order for the parties to perform their obligations pursuant to this Agreement;

(v)                              the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a taxation authority in connection with the taxation affairs of the disclosing party;

(vi)                         the disclosure is made to professional advisers of any of the parties on terms that such professional advisers undertake to comply with the provisions of Clause 14.2.2 in respect of such information as if they were a party to this Agreement;

(vii)                      the information is or becomes publicly available (other than by breach of any confidentiality agreement or of this Agreement);

(viii)                   the Sellers, Insolvency Officers and NHI have given prior written approval to the disclosure or use; or

(ix)                           the information is independently developed after Japan Completion or General Completion (as the case may be).

15                               Liability of Insolvency Officers

15.1                     The HK Insolvency Officers have entered into and signed this Agreement as agents for and on behalf of the HK Insolvent Companies in their capacity as provisional liquidators. In their capacity as provisional liquidators, none of the HK Insolvency Officers, their firm, partners, employees, agents, advisers and representatives shall incur any personal liability whatever in respect of any of the obligations undertaken by any of the HK Insolvent Companies; or in respect of any failure on the part of any of the HK Insolvent Companies to observe, perform or comply with any such obligations; or under or in relation to any associated arrangements or negotiations; or under any document or assurance made pursuant to this Agreement. In their capacity as provisional liquidators, the HK Insolvency Officers are party to this Agreement in their personal capacity only for the purpose of receiving the benefit of all limitations, exclusions, undertakings, covenants and indemnities in their favour contained in this Agreement.

15.2                     The Singapore Insolvency Officers have entered into and signed this Agreement as agents for and on behalf of the Singapore Insolvent Company in their capacity as provisional liquidators. In their capacity as provisional liquidators, none of the Singapore Insolvency Officers, their firm, partners, employees, agents, advisers and representatives shall incur any personal liability whatever in respect of any of the obligations undertaken by any of the Singapore Insolvent Company; or in respect of any failure on the part of any of the Singapore Insolvent Company to observe, perform or comply with any such obligations; or under or in relation to any associated arrangements or negotiations; or under any document or assurance made pursuant to this Agreement. In their capacity as provisional liquidators, the Singapore Insolvency Officers are party to this Agreement in their personal capacity only for the purpose of receiving the benefit of all limitations, exclusions, undertakings, covenants and indemnities in their favour contained in this Agreement.

15.3                     The Australia Insolvency Officers have entered into and signed this Agreement as agents for and on behalf of the Australia Insolvent Companies in their capacity as administrators. In their capacity as administrators, none of the Australia Insolvency Officers, their firm, partners, employees, agents, advisers and representatives shall incur any personal liability whatever in respect of any of the obligations undertaken by any of the Australia Insolvent Companies; or in respect of any failure on the part of any of the Australia Insolvent Companies to observe, perform or comply with any such obligations; or under or in relation to any associated arrangements or negotiations; or under any document or assurance made pursuant to this Agreement. In their capacity as administrators, the Australia Insolvency Officers are party to this Agreement in their personal capacity only for the purpose of receiving the benefit of all limitations, exclusions, undertakings, covenants and indemnities in their favour contained in this Agreement.

16                               Other Provisions

16.1                     Further Assurances

Subject to the terms of this Agreement and, in relation to any Insolvent Company or Seller that has become insolvent, any court approval that may be required or considered desirable, and following Japan Completion or General Completion (as the case may be): (i) the Sellers shall (at the Purchasers’ expense) execute and deliver (or procure the execution and delivery of) such documents, and do such things, as may reasonably be required by NHI to vest in the Purchasers the whole of the title to the Sale Assets; and (ii) each party shall from time to time execute and deliver (or procure the execution and delivery of) such documents, and do such things, as any other party may reasonably require to give that party the full benefit of this Agreement.

16.2                     Whole Agreement

16.2.1                        This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.

16.2.2                        The Purchasers acknowledge that they have not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

16.2.3                        So far as is permitted by law and except in the case of fraud, each of the parties agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

16.2.4                        In Clauses 16.2.1 to 16.2.3, “this Agreement” includes the Non-Disclosure Agreement and all documents entered into pursuant to this Agreement.

16.3                     Reasonableness

Each of the parties confirms that it has received independent legal advice relating to all the matters provided for in this Agreement, including the terms of Clause 16.2, and agrees that the provisions of this Agreement and all documents entered into pursuant to this Agreement are fair and reasonable.

16.4                     No Assignment

16.4.1                        Except as otherwise expressly provided in this Agreement and this Clause 16.4, no party may without the prior written consent of the Insolvency Officers, the Sellers and NHI, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

16.4.2                        Except as otherwise expressly provided in this Agreement, a party may, without the consent of any other party, assign to a subsidiary the benefit of the whole or any part of this Agreement provided however that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a subsidiary of the party concerned.

16.4.3                        The Insolvency Officers may in their absolute discretion assign the benefit of Clause 11 to any person, other than the Purchasers, who acquires any asset, right or interest in the Lehman Brothers International Group.

16.5                     UK: Third Party Rights

16.5.1                        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under this Agreement, except to the extent set out in this Clause 16.5.

16.5.2                        Each of Linklaters, NM Rothschild & Sons Limited and KPMG Hong Kong may separately enforce and rely on the provisions of Clauses 16.8.2 and 16.8.3 to the same extent as if it were a party to this Agreement.

16.5.3                        Any Insolvency Officers appointed in respect of any Group Company after the date of this Agreement may enforce and rely on the provisions of this Agreement to the same extent as if they were a party to this Agreement.

16.6                     Variation

No variation of this Agreement shall be effective unless in writing and signed by Insolvency Officers, the Sellers and NHI.

16.7                     Time of the Essence

Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

16.8                     Costs

16.8.1                        Subject to Clause 16.8.2, each party shall bear its own costs in connection with the preparation, negotiation, entry and performance of this Agreement.

16.8.2                        On Japan Completion, General Completion or termination of this Agreement, whichever is earliest, the Purchasers shall (as referred to in paragraph 1.2.2 of Part A of Schedule 4), pay the Advisor Fees in respect of the transaction expenses of the HK Insolvency Officers’ and their professional advisers, in connection with the preparation, negotiation, entry and performance of this Agreement.

16.8.3                        The Advisor Fees shall be paid by telegraphic transfer on or by the date due for payment, in the amounts and in favour of the relevant recipients set out below and to the bank accounts of the relevant recipients (as notified in writing by the relevant recipients to NHI) in immediately available funds for same day value:

(i)	Recipient:	NM Rothschild & Sons Limited

(ii)	Amount:	US$[***]

(iii)	Recipient:	Linklaters

(iv)	Amount:	US$[***]

(i)	Recipient:	KPMG Hong Kong

(ii)	Amount:	US$[***]

16.9                     Notarial Fees, Registration, Stamp and Transfer Taxes and Duties

The Purchasers shall bear the cost of all notarial fees and all registration, stamp and transfer taxes (including consumption tax, value added tax and goods and services tax) and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by this Agreement. The Purchasers shall be responsible for arranging the payment of all such fees, taxes (including consumption tax, value added tax and goods and services tax) and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties. The Purchasers shall indemnify the other parties and any other member of each of their respective groups against any Losses suffered by such party or member of such party’s group as a result of the Purchasers failing to comply with their obligations under this Clause 16.9.

16.10              Interest

If any party defaults in the payment when due of any sum payable under this Agreement (howsoever determined) the liability of that party shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 2 per cent. above the base lending rate from time to time of HSBC plc. Such interest shall accrue from day to day.

16.11               Notices

16.11.1                  Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)                      in writing in English;

(ii)                   delivered by hand, fax, registered post or by courier using an internationally recognised courier company.

16.11.2                  A Notice to a Seller shall be sent to the Seller at the address set out against its  respective name in Schedule 1 and shall be addressed to its Directors.

16.11.3                  A Notice to the Japan Sellers shall be sent to such party at the following address, or such other person or address as the Japan Sellers may notify to the Insolvency Officers, the other Sellers and NHI from time to time:

Oh-ebashi LPC & Partners
2F Kishimoto Building 2-2-1, Marunouchi, Chiyoda-ku

Tokyo, 100-005

Japan

Fax:	+813 5224 5565

Attention:	Nobutaka Tanaka

16.11.4                  A Notice to the HK Insolvency Officers shall be sent to such party at the following address, or such other person or address as the HK Insolvency Officers may notify to the Singapore Insolvency Officers, Australia Insolvency Officers, the Sellers and NHI from time to time:

KPMG
8th Floor,  Princes Building
16-20 Chater Road,

Central, Hong Kong

Fax:	+852 2869 7357

Attention:	Patrick Cowley

16.11.5                  A Notice to the Singapore Insolvency Officers shall be sent to such party at the following address, or such other person or address as the Singapore Insolvency Officers may notify to the HK Insolvency Officers, Australia Insolvency Officers, the Sellers and NHI from time to time:

KPMG
16 Raffles Quay, #22-00
Singapore

Fax:	+65 6225 0984

Attention:	Peter Chay Fook Yuen

16.11.6                  A Notice to the Australia Insolvency Officers shall be sent to such party at the following address, or such other person or address as the Australia Insolvency Officers may notify to the HK Insolvency Officers, Singapore Insolvency Officers, the Sellers and NHI from time to time:

PPB

Level 46

MLC, 19 Martin Place

Sydney NSW 2000

Australia

Fax:	+ 61 2 81163111

Attention:	Neil Geoffrey Singleton and Tony Sims

16.11.7                  A Notice to a Purchaser shall be sent to NHI at the following address, or such other person or address as NHI may notify to the Insolvency Officers and the Sellers from time to time:

Nomura International plc
Nomura House

1 St Martin’s-le-Grand
London EC1A 4NP

Tel: (44 20) 7521 2000
Fax: (44 20) 7521 2121

Attention: General Counsel and Company Secretary

16.11.8                  A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)                      at the time of delivery, if delivered by hand, registered post or courier;

(ii)                   at the time of transmission in legible form, if delivered by fax.

16.12              Invalidity

16.12.1                 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.

16.12.2                 To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 16.12.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 16.12.1, not be affected.

16.13              Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

16.14              Governing Law and Submission to Jurisdiction

16.14.1                 This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

16.14.2                 Each of the parties irrevocably agrees that the courts of England are to have non-exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it and that accordingly any proceedings arising out of or in connection with this Agreement and the documents to be entered into pursuant to it shall be brought in such courts. Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

16.15              Appointment of Process Agent

16.15.1                 The HK Insolvency Officers hereby irrevocably appoint Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ as their agent to accept service of process in England in any legal action or proceedings arising out of this

Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the HK Insolvency Officers.

16.15.2                 The HK Insolvency Officers agree to inform the other parties in writing of any change of address of such process agent within 28 days of such change.

16.15.3                 If such process agent ceases to be able to act as such or to have an address in England, the HK Insolvency Officers irrevocably agree to appoint a new process agent in England acceptable to the other parties and to deliver to the other parties within 14 days a copy of a written acceptance of appointment by the process agent.

16.15.4                 The Australia Insolvency Officers hereby irrevocably appoint Louise Verrill of Brown Rudnick, 8 Clifford Street, London W1S 2LQ, United Kingdom as their agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Australia Insolvency Officers.

16.15.5                 The Australia Insolvency Officers agree to inform the other parties in writing of any change of address of such process agent within 28 days of such change.

16.15.6                 If such process agent ceases to be able to act as such or to have an address in England, the Australia Insolvency Officers irrevocably agree to appoint a new process agent in England acceptable to the other parties and to deliver to the other parties within 14 days a copy of a written acceptance of appointment by the process agent.

16.15.7                 The Singapore Insolvency Officers hereby irrevocably appoint Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ as their agent to accept service of process in England in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Singapore Insolvency Officers.

16.15.8                 The Singapore Insolvency Officers agree to inform the other parties in writing of any change of address of such process agent within 28 days of such change.

16.15.9                 If such process agent ceases to be able to act as such or to have an address in England, the Singapore Insolvency Officers irrevocably agree to appoint a new process agent in England acceptable to the other parties and to deliver to the other parties within 14 days a copy of a written acceptance of appointment by the process agent.

16.15.10          NHI hereby for and on behalf of the Purchasers irrevocably appoints Nomura International plc of Nomura House, 1 St Martin’s-le-Grand, London EC1A 4NP as agent to accept service of process for and on behalf of the Purchasers in England  in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by NHI (for and on behalf of the Purchasers).

16.15.11           NHI (for and on behalf of the Purchasers) agrees to inform the other parties in writing of any change of address of such process agent within 28 days of such change.

16.15.12          If such process agent ceases to be able to act as such or to have an address in England, NHI irrevocably agrees for and on behalf of the Purchasers to appoint a new process agent in England for and on behalf of the Purchasers acceptable to the other parties and to deliver to the other parties within 14 days a copy of a written acceptance of appointment by the process agent.

16.15.13          Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

In witness whereof this Agreement has been duly executed.

SIGNED by EDWARD MIDDLETON	/s/ Edward Middleton
as joint and several provisional liquidators, without personal liability, for and on behalf of Lehman Brothers Asia Limited (Provisional Liquidators Appointed):

SIGNED BY EDWARD MIDDLETON	/s/ Edward Middleton
as joint and several provisional liquidators of Lehman Brothers Asia Limited (Provisional Liquidators Appointed), without personal liability:

SIGNED by PATRICK COWLEY	/s/ Patrick Cowley
as joint and several provisional liquidators, without personal liability, for and on behalf of Lehman Brothers Asia Holdings Limited (Provisional Liquidators Appointed):

SIGNED BY PATRICK COWLEY	/s/ Patrick Cowley
as joint and several provisional liquidators of Lehman Brothers Asia Holdings Limited (Provisional Liquidators Appointed), without personal liability:

SIGNED by PAUL BROUGH	/s/ Paul Brough
as joint and several provisional liquidators, without personal liability, for and on behalf of Lehman Brothers Securities Asia Limited (Provisional Liquidators Appointed):

SIGNED BY PAUL BROUGH	/s/ Paul Brough
as joint and several provisional liquidators of Lehman Brothers Securities Asia Limited (Provisional Liquidators Appointed), without personal liability:

SIGNED by JASJIT BHATTAL	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Japan Inc.:

SIGNED by JASJIT BHATTAL	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Finance (Japan) Inc.:

SIGNED by JASJIT BHATTAL	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Real Estate Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Securities Private Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Fixed Income Securities Private Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Advisers Private Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Capital Private Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers (Thailand) Limited:

SIGNED by	/s/ Neil Geoffrey Singleton
as joint and several administrators, without personal liability, for and on behalf of Lehman Brothers Australia Holdings Pty Ltd. (Administrators Appointed):

SIGNED BY	/s/ Stephen James Parbery
as joint and several administrators of Lehman Brothers Australia Holdings Pty Ltd. (Administrators Appointed), without personal liability:

SIGNED by	/s/ Neil Geoffrey Singleton
as joint and several administrators, without personal liability, for and on behalf of Lehman Brothers Australia Ltd. (Administrators Appointed):

SIGNED BY	/s/ Stephen James Parbery
as joint and several administrators of Lehman Brothers Australia Ltd. (Administrators Appointed), without personal liability:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Investment Consulting (Shanghai) Co. Ltd:

SIGNED by EDWARD MIDDLETON	/s/ Edward Middleton
on behalf of Lehman Brothers Asia
Limited Shanghai Rep Office:	/s/ Jasjit Bhattal

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Securities Taiwan Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Taiwan Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Commodities Pte Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Singapore Pte Limited:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Investments Pte Limited:

SIGNED by BOB YAP CHENG CHEE,	/s/ Bob Yap Cheng Chee
PETER CHAY FOOK YUEN & TAY
PUAY CHENG	/s/ Peter Chay Fook Yuen
as joint and several provisional
liquidators, without personal liability, for	/s/ Tay Puay Cheng
and on behalf of Lehman Brothers Finance Asia Pte Ltd (Provisional Liquidators Appointed):

SIGNED BY as joint and several provisional liquidators of Lehman Brothers Finance Asia Pte Ltd (Provisional Liquidators Appointed), without personal liability:

SIGNED by	/s/ Jasjit Bhattal
on behalf of Lehman Brothers Services India Private Limited:

SIGNED by	/s/ Takumi Shibata
on behalf of Nomura Holdings Inc.:

SIGNED by	/s/ Takumi Shibata
on behalf of Nomura Securities Co. Ltd.:

Schedule 1 - Details of the Sellers

1.               Lehman Brothers Asia Limited (Provisional Liquidators Appointed), a company incorporated in Hong Kong whose registered office is at Unit 1907-9, 1913-5 of 19/F, 2201, 2210-7 of 22/F, 25-26/F, 2706-2714 of 27/F, Two International Finance Center, 8 Finance Street, Central, Hong Kong;

2.               Lehman Brothers Asia Holdings Limited (Provisional Liquidators Appointed), a company incorporated in Hong Kong whose registered office is at Unit 1907-9, 1913-5 of 19/F, 2201, 2210-7 of 22/F, 25-26/F, 2706-2714 of 27/F, Two International Finance Center, 8 Finance Street, Central, Hong Kong;

3.               Lehman Brothers Securities Asia Limited (Provisional Liquidators Appointed), a company incorporated in Hong Kong whose registered office is at Unit 1907-9, 1913-5 of 19/F, 2201, 2210-7 of 22/F, 25-26/F, 2706-2714 of 27/F, Two International Finance Center, 8 Finance Street, Central, Hong Kong;

4.               Lehman Brothers Japan Inc., a company incorporated in Japan whose registered office is at 6-10-1 Roppongi Minato-ku, Tokyo Japan, (as debtors-in-possession of Lehman Brothers Japan Inc. under the Civil Rehabilitation Procedure, and having filed voluntary petitions for relief under Article 21 of Civil Rehabilitation Law on September 16 2008 in Tokyo District Court);

5.               Lehman Brothers Finance (Japan) Inc., a company incorporated in Delaware, United States of America whose Tokyo Branch is at Roppongi Hills 31F, 6-10-1 Roppongi Minato-ku, Tokyo Japan;

6.               Lehman Brothers Real Estate Limited, a company incorporated in Japan whose registered office is at Roppongi Hills Mori Tower, 6-10-1 Roppongi Minato-ku, Tokyo, Japan;

7.               Lehman Brothers Securities Private Limited, a company incorporated in India whose registered office is at 11th Floor, Shiv Sagar Estate, Dr. Annie Besant Road, Worli, Mumbai 400018, India;

8.               Lehman Brothers Fixed Income Securities Private Limited, a company incorporated in India whose registered office is at 11th floor, Ceejay House, Shiv Sagar Estate, Dr Annie Besant Road, Worli, Mumbai 400 018;

9.               Lehman Brothers Advisers Private Limited, a company incorporated in India whose registered office is at 11th floor, Ceejay House, Shiv Sagar Estate, Dr Annie Besant Road, Worli, Mumbai 400 018;

10.         Lehman Brothers Capital Private Limited, a company incorporated in India whose registered office is at 11th floor, Ceejay House, Shiv Sagar Estate, Dr Annie Besant Road, Worli, Mumbai 400 018;

11.         Lehman Brothers (Thailand) Limited, a company incorporated in Thailand whose registered office is at 990 Abdulrahim Place Unit 2601, 26th Floor, Rama IV Road, Kwaeng Silom, Khet Bangrak, Bangkok 10500, Thailand;

12.         Lehman Brothers Australia Holdings Pty Ltd. (Administrators Appointed), a company incorporated in Victoria, Australia whose registered office is at Level 29, 530 Collins Street, Melbourne, VIC 3000, Australia;

13.         Lehman Brothers Australia Ltd (Administrators Appointed), a company incorporated in New South Wales, Australia whose registered office is at Level 25, Governor Phillip Tower, 1 Farrer Place, SYDNEY, NSW 2000, Australia;

14.         Lehman Brothers Investment Consulting (Shanghai) Co. Ltd, a company incorporated in the People’s Republic of China whose registered office is at Unit 3551, 35/F Citic Square, 1168 Nanjing Road West, Shanghai, China;

15.         Lehman Brothers Asia Limited Shanghai Rep Office, a representative office of Lehman Brothers Asia Limited, a company incorporated in Hong Kong whose registered office is at Unit 1907-9, 1913-5 of 19/F, 2201, 2210-7 of 22/F, 25-26/F, 2706-2714 of 27/F, Two International Finance Center, 8 Finance Street, Central, Hong Kong;

16.         Lehman Brothers Securities Taiwan Limited, a company incorporated in Taiwan whose registered office is at 12th Floor, No. 7, Sungren Road, Shin-Yi District, Taipei, Taiwan;

17.         Lehman Brothers Taiwan Limited, a company incorporated in Taiwan whose registered office is at 12th Floor, No. 7, Sungren Road, Shin-Yi District, Taipei, Taiwan;

18.         Lehman Brothers Commodities Pte Limited, a company incorporated in Singapore whose registered office is at 5 Temasek Boulevard, #11-01 Suntec Tower Five, Singapore 038985;

19.         Lehman Brothers Singapore Pte Limited, a company incorporated in Singapore whose registered office is at 5 Temasek Boulevard, #11-01 Suntec Tower Five, Singapore 038985;

20.         Lehman Brothers Investments Pte Limited, a company incorporated in Singapore whose registered office is at 5 Temasek Boulevard, #11-01 Suntec Tower Five, Singapore 038985;

21.         Lehman Brothers Finance Asia Pte Ltd (Provisional Liquidators Appointed), a company incorporated in Singapore whose registered office is at 5 Temasek Boulevard, #11-01 Suntec Tower Five, Singapore 038985; and

22.         Lehman Brothers Services India Private Limited, a company incorporated in India whose registered office is at 10th Floor, Winchester, Hiranandani Business Park, Powai-Mumbai - 400 076, India.

Schedule 2 - Details of the Purchasers

1.                                   Nomura Holdings Inc., a company incorporated in Japan, and whose registered office is at 1-9-1 Nihonbashi, Chuo-ku, Tokyo 103-8645, Japan.

2.                                   Nomura Securities Co. Ltd., a company incorporated in Japan, and whose registered office is at 1-9-1 Nihonbashi, Chuo-ku, Tokyo 103-8011, Japan.

3.                                   Such other subsidiaries or affiliated entities of NHI as may be nominated by NHI at least one Business Day before the relevant Completion.

Schedule 3 – Price Allocation

PART A

1.                                   Japan Sale Assets Price

US$87,400,000

2.                                   General Sale Assets Price

US$76,300,000

PART B

1.                                   Japan Transfer Payment Amount

US$21,900,000

2.                                   General Transfer Amount

US$25,800,000

Schedule 4 - Completion Deliverables

PART A- GENERAL

1                                      Completion

1.1                            The Sellers’ Obligations

1.1.1                   On both Japan Completion and General Completion, the Sellers shall deliver or make available to NHI (for and on behalf of the Purchasers):

(i)                                copies of the requisite corporate approvals of the Sellers in respect of the authorisation and execution of this Agreement; and

(ii)                             duly executed conveyances, transfers or assignments of the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be), together with the relevant documents of title and the relevant Third Party Consents, except that this paragraph shall not apply in relation to any Consent Premises where the necessary Third Party Consent has not been obtained by Japan Completion or General Completion (as the case may be), in which case such properties shall be transferred in accordance with Schedule 6.

1.1.2                   On Japan Completion and General Completion, the Sellers shall:

(i)                                let the relevant Purchasers take possession of all those relevant Sale Assets to which title is capable of transfer by delivery, at their then current locations, at which time title shall pass to the relevant Purchaser; and

(ii)                             make all applicable Transferred Sale Assets Records available to NHI (for and on behalf of the Purchasers).

1.2                            The Purchasers’ Obligations

On Japan Completion and General Completion, NHI shall:

1.2.1                   make all payments due under Clauses 3 and 16.8.2; and

1.2.2                   make such arrangements as it sees fit for collecting any relevant Sale Assets, title to which passes by delivery.

1.3                            General Transfer Obligations

On Japan Completion and General Completion, the Sellers and the Purchasers shall execute and/or deliver all relevant transfer documents and take such steps as are required to transfer the relevant Sale Assets (other than the Leasehold Premises in respect of which the terms of Schedule 6 shall apply) and Transferred Employees.

PART B – JAPAN COMPLETION

In addition to the obligations to be satisfied under Part A, on Japan Completion:

1.1                            the Japan Rehabilitation Company shall provide copies of all approvals or consents from the Tokyo District Courts under the Civil Rehabilitation Procedure (or confirm that none is required);

1.2                            NHI shall provide copies of all approvals (including the approval of the Japan Fair Trade Commission), consents or clearances required under the Anti Monopoly Law of Japan (or confirm that, save as to any which has been provided, none is required); and

1.3                            NHI shall provide reasonably satisfactory evidence of the Purchasers paying or procuring the payment of the Advisor Fees (to the extent this has not already been done).

PART C – GENERAL COMPLETION

In addition to the obligations to be satisfied under Part A, on General Completion:

1.1                            NHI and/or the Sellers shall provide evidence of the acceptance by 70 per cent. or more in number of the Nominated Employees of the conditional binding offers of employment made by any of the Purchasers (or any of their affiliates) in accordance with Clause 8.1 and Schedule 5 (subject to NHI’s waiving this requirement in which case NHI shall provide evidence of such waiver);

1.2                            the Sellers’ Representative shall provide a certified true copy of the resolutions of the shareholders of each Singapore-incorporated Seller not subject to any provisional liquidation, liquidation or administration proceeding approving the disposition of the Sale Assets to be sold by such Singapore-incorporated Seller pursuant to section 160 of the Companies Act of Singapore, where such Singapore-incorporated Seller is disposing of any of its Sale Assets; and

1.3                            NHI shall provide evidence of the Purchasers paying or procuring the payment of the Advisor Fees (to the extent this has not already been done).

1.4                            The HK Insolvency Officers’ Obligations

On General Completion, the HK Insolvency Officers shall deliver or make available to the other parties (including NHI (for and on behalf of the Purchasers)):

1.4.1                   sealed copies of the court orders appointing the HK Insolvency Officers;

1.4.2                   sealed copies of the court orders approving the transactions contemplated by this Agreement; and

1.4.3                   copies of all approvals or consents required from the Hong Kong court (or confirm that none are required);

1.5                            The Singapore Insolvency Officers’ Obligations

On General Completion, the Singapore Insolvency Officers shall deliver or make available to the other parties (including NHI (for and on behalf of the Purchasers)) the written resolution of the board of directors of the Singapore Insolvency Company dated 23 September 2008 appointing the Singapore Insolvency Officers to act as its provisional liquidators.

1.6                            The Australia Insolvency Officers’ Obligations

On General Completion, the Australia Insolvency Officers shall deliver or make available to the other parties (including NHI (for and on behalf of the Purchasers)) the:

1.6.1                   resolutions of the boards of directors of the Australian Insolvent Companies each dated 26 September 2008;

1.6.2                   instruments of appointment appointing the Australian Insolvency Officers to act as joint and several administrators of the Australian Insolvent Companies; and

1.6.3                   in respect of Lehman Brothers Australia Ltd., a full release and discharge of the charges in favour of Australia and New Zealand Banking Group Limited and Citigroup Securities Clearing Australia Limited.

Schedule 5 – Transferred Employees

Part A

1                                      Definitions

For the purposes of this Schedule 5:

“2008 Bonus” has the meaning given to it in paragraph 4.1.3 below;

“2009 Bonus” has the meaning given to it in paragraph 4.2 below;

“Additional Retention Fund” means an amount equal to [***] of the Bonus Pool plus any amount of the Bonus Pool not allocated and paid under paragraph 4.1.3 below;

“Asia Executive Committee” means [***], provided that no new member shall be appointed without the prior written consent of NHI;

“Bonus Pool” has the meaning given to it in paragraph 4.1.3 below;

“Continuing Transferred Employees” means those of the Relevant Transferred Employees who continue to be employed by a member of the Purchaser Group and who have not served a notice of termination of employment on the relevant payment or calculation date;

“Employee Benefits” means benefits and entitlements of employment (recognizing continuity of service and length of service), including without limitation salary, benefits, allowances, overtime, commission, incentives, other remuneration, tax, previously guaranteed bonuses, contractual bonus entitlements, pension contributions, healthcare benefits, payments in connection with wrongful or improper dismissal, health/disability/life insurance, club memberships, mortgage subsidies, loans, Expatriate Costs, holiday leave entitlement, school fee payments, social security contributions, tax equalization, out-of-pocket expenses, benefits relating to residential leases (including all rent, rental deposits and related expenses), the provision and maintenance of corporate cars and drivers, tax preparatory and advisory work, and any liabilities (including all applicable membership fees and administrative charges) (whether owing to the Transferred Employee by way of re-imbursement or to the provider of the corporate credit card) arising in respect of reimbursement of expenses properly incurred in connection with employment in the Business by any Transferred Employee on a corporate credit card or in cash, payable in accordance with applicable policies or on previously agreed contractual terms or obligations of the Lehman Brothers International Group which applied on 22 September 2008, including reimbursement where any such payment has already been made;

“Employee Liabilities” means the liabilities of the Sellers, the other members of the Lehman Brothers International Group and any other relevant employing entity to Employee Benefits arising in respect of the Transferred Employees;

“Expatriate Costs” means expatriate related costs (including transportation and shipping costs, costs of air travel, relocation costs, removal costs and other repatriation costs);

“Fiscal Year 2007” means the fiscal year of the Lehman Brothers International Group commencing on 1 December 2006 and ending on 30 November 2007;

“Fiscal Year 2008” means the fiscal year of the Lehman Brothers International Group commencing on 1 December 2007 and ending on 30 November 2008;

“Nominated Employees” means those of the Transferred Employees as are listed in Part C of Schedule 5;

“Relevant Employer” means the relevant Purchaser nominated by NHI to make the offers of employment to the relevant Transferred Employees pursuant to paragraph 2.1 below.

“Relevant Transferred Employees” means those of the Transferred Employees who accept their offers of employment from the Relevant Employer made pursuant to paragraph 2.1 below;

“Selected Employees” means those of the Transferred Employees as are listed in Part D of Schedule 5; and

“Severance Pay” means the relevant Employee Benefits to which a Transferred Employee would have been entitled on termination of employment under the contractual terms of employment and/or contractual and non-contractual employment policies of the Lehman Brothers International Group which applied on 22 September 2008.

2                                      Transfer of employees

2.1                            As soon as practicable following the date of this Agreement, and in any event before Completion, the Relevant Employer(s) shall make, or shall procure the making of, offers of employment (conditional and subject to Japan Completion or General Completion (as the case may be)) to all of the Transferred Employees in accordance with the provisions of this Agreement on terms no less favourable than those currently enjoyed by the Transferred Employees under their respective contracts of employment with the Sellers or any other relevant entity in the Lehman Brothers International Group.

2.2                            With effect from the relevant Completion, the Relevant Employer(s) shall pay, satisfy and discharge all liabilities of the Sellers, the other members of the Lehman Brothers International Group and any other relevant employing entity arising in respect of the Relevant Transferred Employees (including without limitation in respect of Employee Liabilities) incurred in respect of the period after Completion.

2.3                            With effect from the relevant Completion, the Relevant Employer(s) shall discharge all employer’s obligations in respect of the Relevant Transferred Employees (including, without limitation, in respect of Employee Liabilities) incurred in respect of the period after the relevant Completion.

2.4                            Upon the acceptance by a Transferred Employee of the offer of employment made by or on behalf of the Relevant Employer(s), the relevant Seller shall terminate (conditional on and subject to the relevant Completion) the employment of the relevant Transferred Employee.

2.5                            To the extent that any Transferred Employee remains a director or officer of any Group Company following Japan Completion or General Completion (as the case may be), NHI shall not, and shall procure that the Purchaser Group (including the Relevant Employer) shall not, take any action against that Relevant Transferred Employee for any breach of his/her employment contract or obligations in respect of any such position (provided that any action/omission taken by that employee in his/her capacity as a holder of any such position does not conflict with his/her duty to any member of the Purchaser Group and that

Relevant Transferred Employee(s) cease to act in such position as soon as reasonably practicable following the relevant Completion).

2.6                            To the extent that any Relevant Transferred Employee accepts an offer of employment pursuant to this paragraph 2, neither the Seller, the other members of the Lehman Brothers International Group nor any other relevant employing entity shall take any action (and each Seller, the other members of the Lehman Brothers International Group and any other relevant employing entity irrevocably waives any claim) against that Relevant Transferred Employee for breach of employment contract or obligations in respect thereof arising from the acceptance of such offer of employment and the performance of his/her employment contract with the Purchaser Group. Each Seller, other members of the Lehman Brothers International Group and any other relevant employing entity irrevocably waives any non-competition, non-solicitation and similar restrictions which it may have against the Relevant Transferred Employee in respect thereof.

3                                      Indemnity from the Relevant Employer

The Relevant Employer shall indemnify the Sellers and the Insolvency Officers and keep them indemnified against all Losses which relate to, arise out of or are connected with:

3.1                            the employment of the Relevant Transferred Employees by the Relevant Employer on or after the relevant Completion;

3.2                            any failure by the Relevant Employer to discharge all employer’s obligations (including without limitation as to Employee Liabilities) to the Relevant Transferred Employees in respect of the period after the relevant Completion in accordance with paragraph 2.3;

3.3                            any breach by the Relevant Employer of any obligation in paragraphs 2.2 or 4.1.2;

3.4                            any misrepresentation or misstatement, whether negligent or otherwise, made by the Relevant Employer to any of the Relevant Transferred Employees or their representatives, whether before or after the relevant Completion and whether liability for any such claim arises before, on or after the relevant Completion; and

3.5                            any claim made by any Relevant Transferred Employee in their capacity as a Relevant Transferred Employee against their then relevant employing entity arising out of circumstances arising on or after the relevant Completion, which for the avoidance of doubt shall not include any claim arising from any waiver by the Relevant Transferred Employee of a claim against the Relevant Employer in respect of a liability of the Sellers, the other members of the Lehman Brothers International Group and other relevant employing entity arising from the Transferred Employee’s previous employment by the Sellers, the other members of the Lehman Brothers International Group and any other relevant employing entity.

4                                      Post-Completion obligations of the Relevant Employer

4.1                            Transferred Employees

The Relevant Employer shall:

4.1.1                   pay to any Relevant Transferred Employee whose employment is terminated by the Relevant Employer (or any other member of the Purchaser Group) on or following the Japan Completion or General Completion (as the case may be) without cause, [***] Severance Pay [***]

(provided that such Severance Pay shall be deemed to constitute payments of, and thereby reduce the amount of, any statutory severance payments which may otherwise be payable by the Relevant Employer to the Relevant Transferred Employee);

4.1.2                   procure, for so long as any Relevant Transferred Employees remain employed by the Purchaser Group, that such Relevant Transferred Employees’ Employee Benefits are in each case at a level not lower than the level offered to such Relevant Transferred Employees’ in the offer of employment made pursuant to paragraph 2 above;

4.1.3                   pay entirely in cash for the benefit of the Continuing Transferred Employees, a bonus in respect of Fiscal Year 2008 (the “2008 Bonus”). The Relevant Employer shall make available a bonus pool [***] (the “Bonus Pool”). The allocation of the 2008 Bonus from the Bonus Pool to individuals shall be determined in accordance with past policies and practice on individual bonus allocation by the Asia Executive Committee (but shall be no worse than the terms of each individual’s offer letter). [***];

4.1.4                   pay entirely in cash to the Continuing Transferred Employees, in addition to any other amounts payable under this Schedule 5, at such time and in such manner to be determined by the Asia Executive Committee, an amount equal in aggregate to the Additional Retention Fund to be made available by the Relevant Employer, such amount to be used by such senior management to incentivize and retain Continuing Transferred Employees and/or employees hired after the relevant Completion, as appropriate; and

4.1.5                   pay any Expatriate Costs in respect of those expatriate Relevant Transferred Employees whose employment is terminated by the Relevant Employer (except for cause) on or following the relevant Completion or who the Relevant Employer determines (on or following the relevant Completion) should for business reasons be transferred or seconded to or from Asia.

4.2                            Nominated Employees

The Relevant Employer shall, in addition to complying with paragraphs 4.1 in respect of Nominated Employees but subject to paragraph 4.4.1, pay to each Nominated Employees a bonus [***] (the “2009 Bonus”), pursuant to paragraph 4.1.3 and such Nominated Employee’s contract of employment. [***]

4.3                            Selected Employees

The Relevant Employer shall, in addition to complying with paragraphs 4.1 and 4.2 in respect of Selected Employees, pay to each Selected Employee a retention payment in cash at the relevant Completion (less any applicable deductions) [***]. Each such payment shall be made in the form of a forgivable interest free loan with a term of three years from the relevant Completion and the amount of which shall reduce by one third on each anniversary of the relevant Completion, or some other structure having substantially the same effect. The loan will be documented in a loan agreement to be entered into between the Relevant Employer and each Selected Employee and it will be provided that the loan will only be forgivable if such Selected Employee continues to be employed by any member of the Purchaser Group on the relevant anniversary date (otherwise the loan outstanding shall be (i) repaid by that Selected Employee within 10 Business Days of his employment being terminated for cause or (ii) forgiven in full with effect from the date of his employment being terminated without cause). The Relevant Employer shall consult with the Selected Employee on the structure of the arrangement and the form of documentation in light of inter alia the relevant Selected Employees’ tax position but ultimately these are at the discretion of the Relevant Employer.

4.4                            Selected and Nominated Employees – guarantees/new contracts

The Relevant Employer shall:

4.4.1                   notwithstanding any other provision of this Schedule and this Agreement, guarantee all of the relevant payments due to the Nominated Employees and Selected Employees pursuant to this Agreement (including, without limitation, payments made in accordance with this Schedule) in their respective employment contracts, as being payable whether or not the employment of such Nominated Employees or Selected Employees is terminated by any of the Relevant Employers (or any other member of the Purchasers’ Group) at any such time on or following the relevant Completion (and if such employees are terminated, as being payable within 60 days of the date of termination), unless the employment of such Nominated Employees or Selected Employee has been terminated for cause or such employee has served a notice of termination of employment on or before the relevant payment date (in which case, the relevant payment will not be payable);

4.4.2                   as soon as practicable, and to the extent that they have not already done so, make binding offers (conditional and subject to the relevant Completion) of new contracts of employment pursuant to the terms of this Agreement with the relevant Nominated Employees and Selected Employees, such contracts to be in compliance with each provision, inter alia, of paragraph 4 of this Schedule 5.

[Part B]

[***]

[Part C]

[***]

[Part D]

[***]

Schedule 6 – The General Leasehold Premises and Japan Leasehold Premises

General Provisions relating to General Leasehold Premises and Japan Leasehold Premises

1                                      Interpretation

1.1                            The following further definitions apply in this Schedule 6:

“Actual Completion” means the actual completion of the transfer of any one of the  Leases in respect of the General Consent Premises or Japan Consent Premises (as the case may be) under this Agreement where such completion does not take place on General Completion or Japan Completion respectively because all necessary Third Party Consents have not been obtained;

“General Consent Premises” means any of the General Leasehold Premises for which a Third Party Consent is required;

“General Leasehold Premises” means (i) each of the leasehold or leased premises, sites, spaces, facilities and locations which any of the Sellers and/or Group Companies lease, license, occupy, use or enjoy, and as identified in the Sale Assets Exhibit and/or the Lease Exhibit, other than the Japan Leasehold Premises and (ii) each and every of the other leasehold or leased premises leased or licensed by any of the Sellers and/or Group Companies for the benefit of any Transferred Employee, excluding the Japan Leasehold Premises and Korean Leasehold Premises;

“Japan Consent Premises” means any of the Japan Leasehold Premises for which a Third Party Consent is required;

“Japan Leasehold Premises” means (i) each of the leasehold or leased premises, sites, spaces, facilities and locations which any of the Sellers and/or Group Companies lease, license, occupy, use or enjoy in Japan, details of which are set out in the Sale Assets Exhibit and/or the Lease Exhibit and (ii) each and every of the other leasehold or leased premises in Japan leased or licensed by any of the Sellers and/or Group Companies for the benefit of any Transferred Employee;

“Landlord” means the person entitled to the reversion immediately expectant on the termination of the term granted by any of the Leases;

“Lease” means the lease or licence document or tenancy agreement under which the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be) are leased or licensed to the relevant Seller and/or Group Companies, including all side letters, ancillary documents, letters, agreements and any documents supplemental thereto;

“Letting Documents” has the meaning given to it in paragraph 3.1.1 of this Schedule 6;

“Licence” means a non-exclusive right of occupation of the Licensed Premises in conjunction with the Sellers and/or Group Companies only during the Licence Period pursuant to this Schedule;

“Licence Fee” means an indemnity payment in respect of certain liabilities of the Sellers and/or Group Companies pending completion of the transfer of the Leases in respect of the Licensed Premises to the Purchasers;

“Licence Period” means a period which may be different for each of the Licensed Premises commencing on the date of General Completion or Japan Completion (as the case may be) and ending on the earliest of the following dates:

1.1.1                   the date on which this Agreement is terminated by whatever means whether in whole or in relation to the relevant Licensed Premises;

1.1.2                   the date on which the term of the relevant Lease ends by whatever means; and

1.1.3                   the date of Actual Completion in relation to the relevant General Consent Premises or Japan Consent Premises (as the case may be);

“Licensed Premises” means any of the General Consent Premises or Japan Consent Premises (as the case may be) for which all relevant Third Party Consents have not been obtained prior to General Completion or Japan Completion (as the case may be);

“Property Losses” means all losses, damages, costs, charges or expenses which the Sellers, the Group Companies and/or the Insolvency Officers have incurred or sustained or may, directly or indirectly, incur or sustain, excluding any claims by the Landlord for loss of rent and outgoings;

“Quarter Days” means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

“Sellers’ Solicitors” means Linklaters; and

“transfer” for the purposes of this Schedule 6 only, means and includes (i) assignment or novation; or (ii) the entering into a new agreement between the Landlord and the Purchasers, in respect of any General Leasehold Premises or Japan Leasehold Premises (as the case may be), and “a transfer” means and includes any instruments, deeds, agreements or documents in connection with, relating to or effecting such transfer.

1.2                            Without prejudice to Clause 13.4 of this Agreement, each of the General Leasehold Premises, Japan Leasehold Premises and/or the Leases thereof shall be transferred subject to the terms set out in this Schedule and all other applicable terms of this Agreement.

2                                      Completion

2.1                            The General Purchase Price and Japan Purchase Price shall be paid to the Sellers on General Completion and Japan Completion respectively in accordance with this Agreement even if any necessary Third Party Consent has not then been obtained, but the transfer of the Leases shall only take place on General Completion in respect of the General Consent Premises and on Japan Completion in respect of the Japan Consent Premises if all necessary Third Party Consents have been obtained prior to General Completion or Japan Completion (as the case may be).

2.2                            Actual Completion in respect of the Licensed Premises shall take place 14 Business Days after the grant of the relevant Third Party Consents or on such other date as the parties shall agree acting reasonably and, in this respect, the parties agree to use reasonable endeavours to achieve Actual Completion as soon as reasonably practicable after General Completion or Japan Completion (as the case may be).

2.3                            On General Completion, Japan Completion or Actual Completion (as the case may be) in respect of each of the Leases in respect of the General Leasehold Premises or Japan

Leasehold Premises (as the case may be) being transferred at the relevant date of General Completion, Japan Completion or Actual Completion:

2.3.1                   if the transfer is by way of assignment or novation:

(i)           the Sellers shall deliver to the Purchasers (in a form to be agreed in advance between the parties to such document):

(a)             a novation or an assignment of the Lease in respect of the relevant General Leasehold Premises or Japan Leasehold Premises duly executed (as the case may be); and

(b)             the Lease in the possession or under the control of the relevant Seller which relates to that General Leasehold Premises or Japan Leasehold Premises (as the case may be);

(c)             (where necessary) in the case of General Consent Premises in the PRC, a deed of consent between the Sellers, the Purchasers and the Landlord (in triplicate) under which the Sellers agrees to be bound by the terms of the Lease up to the date of General Completion or Actual Completion (as the case may be) and the Landlords consents to the assignment or novation. Such deed of consent shall also be registered with the relevant real estate authorities;

(ii)             the Purchasers shall deliver to the Sellers a counterpart of such novation  or assignment (in duplicate or triplicate as the case may be) duly executed by the relevant Purchaser and (where applicable) the relevant Landlord;

2.3.2                   if the transfer is by way of entering into a new agreement between the Landlord and the relevant Purchaser in respect of the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be), the Purchasers shall deliver to the Sellers a copy of such new agreement duly executed by the relevant Purchaser.  Subject to:

(i)           the Purchasers complying with paragraph 2.3.3 and/or 2.3.4 of this Schedule;

(ii)          the relevant Landlord agreeing in writing to refund to the relevant Seller and/or Group Companies any cash security deposit still held by the relevant Landlord and/or release the relevant Seller and/or Group Companies from all deposit bank guarantees provided in lieu of the cash security deposit in respect of the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be); and/or

(iii)         the relevant Landlord agreeing in writing to refund to the relevant Seller and/or Group Companies any prepayment of rent in respect of a General Leasehold Premises or Japan Leasehold Premises (as the case may be), the relevant Seller shall if requested by the Purchasers procure that the Lease with the relevant Landlord shall be terminated and shall deliver a copy of such termination document to the relevant Purchaser;

2.3.3                   to the extent that there is a cash security deposit held in respect of a General Leasehold Premises or Japan Leasehold Premises (as the case may be) and all or part thereof is still held by the relevant Landlord under the relevant Lease and/or in respect of the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be), the Purchasers shall (subject to the relevant Seller and the relevant Landlord agreeing in writing to treat such deposit paid by the relevant Seller as having been paid by the relevant Purchaser(s) and refundable to the relevant Purchaser(s) pursuant to the Lease) pay to the Sellers or reimburse the Sellers and/or Group Companies an amount equal to all or part of such deposit subsisting and held by the relevant Landlord or procure that the Sellers and/or Group Companies are released from all deposit bank guarantees provided in lieu of the cash security deposit in respect of the relevant General Leasehold Premises or Japan Leasehold Premises (after deducting all of the relevant Seller’s liabilities to the relevant Landlord due and owing as of the Actual Completion, Japan Completion or General Completion) (as the case may be); and

2.3.4                   to the extent that the relevant Landlord has confirmed in writing that there is a prepayment of rent in respect of a General Leasehold Premises or Japan Leasehold Premises by the Sellers and/or Group Companies (as the case may be), the Purchasers shall pay to the Sellers or reimburse the Sellers and/or Group Companies an amount equal to the amount of such prepayment provided that the relevant Landlord has acknowledged that such prepayments shall be treated as having been paid by the relevant Purchaser.

2.4                            Notwithstanding anything herein contained to the contrary, the Sellers are under no obligation to transfer the relevant Lease to the relevant Purchaser(s) if the relevant Purchaser(s) fail to comply with paragraph 2.3.3 and/or 2.3.4 of this Schedule.

2.5                            Completion of the transfer of the Leases in respect of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) shall take place at such place as the parties may agree.

3                                      Subjections

3.1                            Each of the Leases in respect of the General Leasehold Premises and/or Japan Leasehold Premises (as the case may be) is transferred subject to and where applicable with the benefit of:

3.1.1                   all tenancies, licenses and rights of occupation affecting each of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) (the “Letting Documents”);

3.1.2                   all matters contained or referred to in the property, proprietorship and charges registers of the registered title relating to the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be);

3.1.3                   the rents, covenants, conditions, restrictions, exceptions, reservations, agreements and declarations, overriding interests and other matters reserved by or contained in the Lease of each of the General Leasehold Premises or Japan Leasehold Premises (as the case may be); and

3.1.4                   all notices served at or in respect of any of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) and/or in respect of the Leases by or on behalf of any person, in all cases without any obligation on the part of  the Sellers or Insolvency Officers to define the same;

3.2                            Neither the Sellers nor the Insolvency Officers give any warranty as to the use, area, description or identity of any of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) and shall not be required to define the exact boundaries of any of the General Leasehold Premises or Japan Leasehold Premises (as the case may be). The transfer shall not be annulled nor shall any compensation be allowed or payable in respect of any error, misstatement or omission in respect of any such matters.

3.3                            The Purchasers acknowledge that the Sellers may not have all of the original documents in respect of each of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) and the Purchasers shall not be entitled to raise any enquiry, objection or requisition about any original documents which the Insolvency Officers or Sellers’ Solicitors are unable to provide to the Purchasers on completion of the transfer of the Leases of any of the General Leasehold Premises or Japan Leasehold Premises (as the case may be). The Purchasers agree and acknowledges that all and any obligation on the part of the Sellers, the Group Companies and/or the Insolvency Officers to deliver vacant possession of any General Leasehold Premises or Japan Leasehold Premises (as the case may be) (or any part thereof) whether on General Completion, Japan Completion or Actual Completion (as the case may be) or otherwise (whether express or implied) are excluded and the Purchasers shall not be entitled to raise requisition or objection if any third party has or claims to have a right to occupy, use or possess the whole or any part of the General Leasehold Premises or Japan Leasehold Premises (as the case may be) or any of them.

3.4                            Without prejudice to Clause 13 of this Agreement, the Purchasers acknowledges that no person acting for the Sellers or the Insolvency Officers has at any time had the authority of the Sellers or the Insolvency Officers to make any statement or representation in relation to the Leases and/or the General Leasehold Premises or Japan Leasehold Premises (as the case may be) or any of them.

3.5                            Without prejudice to Clause 13 of this Agreement, it is agreed by the Purchasers that the Insolvency Officers have specifically told the Purchasers that the Purchasers must rely absolutely on the Purchasers’ own opinion and/or professional advice concerning the Leases and/or the General Leasehold Premises or Japan Leasehold Premises (as the case may be), their state and condition, fitness and/or suitability for any purpose and the possibility that the General Leasehold Premises or Japan Leasehold Premises (as the case may be) (or any of them) may have defects not apparent on inspection and examination.

4                                      Transfers

4.1                            The Purchasers shall use reasonable efforts to prepare or obtain from the Landlord the engrossments of the transfers of the Leases and (where applicable) deed of consent of each of the General Consent Premises or Japan Consent Premises (as the case may be) and to deliver them to the Sellers for execution by the relevant Seller and/or Group Companies not less than 7 days prior to the date of Actual Completion (where applicable).

4.2                            The transfer of each of the General Leasehold Premises or the Japan Leasehold Premises (as the case may be) and/or the Leases thereof shall contain:

4.2.1                   covenants with the Sellers and/or Group Companies and the Insolvency Officers by the Purchasers to comply with the:

(i)                                  obligations arising under the Lease; and

(ii)                               the Sellers and/or Group Companies’ obligations under the Letting Documents;

insofar as the Sellers and/or Group Companies may remain liable directly or indirectly for them after the date of the transfer and to indemnify the Sellers and/or Group Companies and the Insolvency Officers against any non-compliance by the Purchasers; and

4.2.2                   any other provisions required to make it consistent with the provisions of this Agreement.

5                                      Third Party Consents in relation to the General Consent Premises and Japan Consent Premises

5.1                            This paragraph 5 of this Schedule shall apply separately to each of the General Consent Premises and Japan Consent Premises (as the case may be).

5.2                            If any Third Party Consent is required,

5.2.1                   the Purchasers shall:

(i)           apply for such consent as soon as practicable and shall use their reasonable endeavours to procure such consent with reasonable support by the Sellers;

(ii)          supply such information and references as may reasonably be required by a Landlord, any superior landlord or other relevant person with reasonable support by the Sellers;

(iii)         undertake to pay, or procure the giving of undertakings to pay, all costs properly incurred by a Landlord, any superior landlord or other relevant person in connection with any application for a consent, whether or not the consent is given;

(iv)         enter into such covenants for the payment of the rent reserved by the Lease and for the observance and performance of the covenants and conditions contained in the Lease or otherwise affecting the General Consent Premises or Japan Consent Premises (as the case may be) as may reasonably be required by the Landlord, any superior landlord or other relevant person; and

(v)          if lawfully required by the Landlord, any superior landlord or other relevant person, procure that sureties acceptable to them guarantee the Purchasers’ obligations under the Lease following the transfer of the General Consent Premises or Japan Consent Premises (as the case may be) and/or the Leases thereof;

5.2.2                   the Sellers shall:

(i)           not without the prior consent of the Purchasers, modify, terminate, assign, sublet or surrender the General Consent Premises or Japan Consent Premises (as the case may be) otherwise than by operation of law or pursuant to court order or any analogous event or for the purpose of effecting a transfer of the Lease relating to the General Consent Premises or Japan Consent Premises (as the case may be) to the Purchasers;

(ii)                               at the cost and expense of the Purchasers render such assistance as may reasonably be required to achieve Actual Completion;

(iii)                            provide such authorisations, confirmations, release or directions as the relevant Landlord may reasonably request from the Sellers in connection with or relating to obtaining any Third Party Consent including the release by the Sellers of the relevant Landlord from the relevant Landlord’s obligations to refund to the Seller in accordance with the Lease any cash security deposits paid by the Sellers;

(iv)                           (where necessary) enter into a deed of surrender with the relevant Landlord relating to the General Consent Premises or Japan Consent Premises (as the case may be) where the transfer of the Leases in respect of the General Consent Premises or Japan Consent Premises (as the case may be) is pursuant to a new agreement to be entered into between the relevant Purchaser and the relevant Landlord; and

(v)                              (where necessary) enter into a deed of consent referred to in paragraph 2.3.1(i)(c) of this Schedule;

provided that:

(i)                                  nothing shall prevent the Sellers from managing the solvency of any member of the Lehman Brothers International Group in accordance with their fiduciary, legal and regulatory duties; and

(ii)                               the Sellers shall not be obliged to comply with this paragraph 5.2.2(iii) and/or (iv) of this Schedule unless:

(a)          the Purchasers comply with paragraph 2.3.3 and/or 2.3.4 of this Schedule;

(b)          the relevant Landlord agreeing in writing to refund to the relevant Seller and/or Group Companies any cash security deposit still held by the relevant Landlord and/or release the relevant Seller and/or Group Companies from all deposit bank guarantees provided in lieu of the cash security deposit in respect of the relevant General Leasehold Premises or Japan Leasehold Premises (as the case may be); and/or

(c)          the relevant Landlord agreeing in writing to refund to the relevant Seller and/or Group Companies any prepayment of rent in respect of a General Leasehold Premises or Japan Leasehold Premises (as the case may be).

5.3                            The Purchasers must give written notice to the Sellers as soon as reasonably practicable after obtaining any Third Party Consent which shall be accompanied by a copy of such consent.

5.4                            Pending the grant of all Third Party Consents after General Completion or Japan Completion (as the case may be), the Sellers shall permit the Purchasers to occupy the General Consent Premises or Japan Consent Premises (as the case may be) under a Licence for the Licence Period on the terms set out in this Schedule.

5.5                            The Purchasers acknowledges that the grant of the Licence of the General Consent Premises or Japan Consent Premises (as the case may be) may amount to a breach of the terms of the Lease and any risk in respect thereof or in respect of any refusal on the part of any reversioner to consent to the proposed transfer to the Purchasers is the Purchasers’ alone.

5.6                            The Sellers shall not be obliged to pay any moneys, provide or procure the giving of any guarantees or security or incur any other financial liability in connection with the obtaining of the Third Party Consents. Specifically, the Sellers shall not be obliged to:

5.6.1                   apply to any court for a declaration that a Third Party Consent is being unreasonably withheld and/or delayed;

5.6.2                   remedy or make good any breach of covenant or obligation in the Lease; or

5.6.3                   pay any sum to the Landlord including, without limitation, any arrears of rents, or other sums due under the Lease unless the Purchasers have paid such sum to the Sellers pursuant to paragraph 7 of this Schedule.

5.7                            If the Landlord reasonably requires it, the Sellers will enter into any document required to document the Landlord’s consent subject to:

5.7.1                   the Sellers’ Solicitors first approving its terms; and

5.7.2                   that document not containing any obligations on the part of the Sellers, the Group Companies or the Insolvency Officers (where applicable);

5.8                            The Purchasers shall, within 7 days of receipt of a written demand providing proper details, pay to the Seller or to the Insolvency Officers (on behalf of the Seller where the Seller is an Insolvent Company) the reasonable costs which the relevant Seller and/or Group Companies has incurred in complying with its obligations in this paragraph or in complying with any other request of the Purchasers (compliance with any such request to remain at the absolute discretion of the relevant Seller, the Group Companies and the Insolvency Officers (where applicable)).

5.9                            The Purchasers shall be responsible for (and shall indemnify the Sellers, the Group Companies and the Insolvency Officers (where applicable), and each of them, against) the costs, charges, and expenses of the Landlords involved in the grant of any Third Party Consents which shall include (without limitation) the costs, charges and expenses of the Landlord’s solicitors and agents plus Tax and disbursements.

6                                      Termination

6.1                            If the Licence Period comes to an end in relation to any of the Licensed Premises (other than pursuant to paragraph 7.13 of this Schedule) then:

6.1.1                   the Agreement is deemed to be at an end in relation to those Licensed Premises; and

6.1.2                   the provisions of this paragraph 6 of this Schedule will apply in relation to those Licensed Premises.

6.2                            Subject to this Agreement (and in particular subject to no alterative occupation arrangement having been agreed), upon termination of the Licence or this Agreement in relation to any Licensed Premises for any reason, the Purchasers shall:

6.2.1                   not be entitled to any refund in whole or in part of any Licence Fee or the Purchase Price;

6.2.2                   vacate the Licensed Premises forthwith save and except if the Licence is terminated by Actual Completion;

6.2.3                   remove from the Licensed Premises all items belonging to them save and except if the Licence is terminated by Actual Completion; and

6.2.4                   leave the Licensed Premises in a clean and tidy condition save and except if the Licence is terminated by Actual Completion.

7                                      Licence

7.1                            Notwithstanding the terms of the Leases, the Sellers will allow the Purchasers to share non-exclusive occupation of each of the Licensed Premises in conjunction with the Sellers and/or Group Companies for the Licence Period relating to the relevant Licensed Premises.

7.2                            The Licence of each Licensed Premises is granted:

7.2.1                   subject to all of the matters subject to which the relevant Leases relating to the General Leasehold Premises or Japan Leasehold Premises (as the case may be) are transferred under this Agreement;

7.2.2                   out of whatever right, title and interest (if any) that the Sellers and/or Group Companies have in the relevant Leases and/or the Licensed Premises;

7.2.3                   without making any statement or representation that the Sellers are entitled to grant it; and

7.2.4                   entirely at the risk of the Purchasers.

7.3                            Without prejudice to Clause 6.5 of this Agreement, at General Completion or Japan Completion (as the case may be), the Purchasers must pay to the Sellers and/or Group Companies such a Licence Fee equal to:

7.3.1                   all rents payable in respect of the Licensed Premises for the period from and including General Completion or Japan Completion (as the case may be) to the second Quarter Day following General Completion or Japan Completion (as the case may be) as they fall due under the relevant Lease; and

7.3.2                   the outgoings such as rates, government rent, management charges and air-conditioning charges payable by the Sellers and/or Group Companies (excluding the rents as mentioned in paragraph 7.3.1 of this Schedule) as they fall due under the Lease for the period from and including General Completion or Japan Completion (as the case may be) to and including the second Quarter Day following General Completion or Japan Completion (as the case may be);

Provided that in the event that any Licence is terminated, subject to the Sellers’ right to set-off or deduct any sum payable by the Purchasers to the Sellers under this Schedule, the Sellers shall as soon as practicable following such termination refund to the Purchasers any pre-payment paid under this paragraph in respect of the unexpired term of such Licence.

7.4                            Following identification by the Sellers of any other payments payable as part of the rent and the outgoings as mentioned in paragraph 7.3 of this Schedule for the period that the Purchasers are in occupation under this Licence the Purchasers will pay a further amount to the Sellers and/or Group Companies by way of Licence Fee equal to such amount. All payments to be made by the Purchasers shall be either:

7.4.1                   payable not less than five Business Days before any sum falls due subject to the Sellers giving the Purchasers not less than Seven (7) Business Days written notice to that effect; or

7.4.2                   in the case of any sum already having become due to the Sellers and/or Group Companies but there having been a miscalculation or mis-statement of the component elements of the Licence Fee described at paragraph 7.3 of this Schedule, all payments shall be payable to the Purchasers not less than 5 Business Days after the Sellers gives the Purchasers not less than Seven (7) Business Days notice to that effect.

7.5                            The Sellers will apply all sums received from the Purchasers under paragraphs 7.3 and 7.4 of this Schedule to pay the rents payable in respect of the Licensed Premises and the outgoings as mentioned in paragraph 7.3.2 of this Schedule.

7.6                            If the Purchasers fail to make the payment or any part of it specified in this paragraph 7 of this Schedule or are otherwise in breach of the fundamental or material provisions of the Licence (other than the breaches in paragraph 5.5 of this Schedule) then the Sellers shall give to the Purchasers not less than 20 Business Days’ written notice requiring the Purchasers to rectify the breach, failing which, the Sellers shall give to the Purchasers not less than 20 Business Days’ written notice to terminate the Licence in respect of a Licensed Premises specified in the notice.

7.7                            Throughout the period of the Licence, the Purchasers shall:

7.7.1                   pay and discharge, or otherwise indemnify the Sellers, the Group Companies and the Insolvency Officers from and against, all outgoings and expenses in respect of the Licensed Premises, including the cost of all rent, rates, service charges, insurance, heating, electricity, gas, telecommunications and other services, and the cost of complying with fire and other statutory regulations to the extent not otherwise paid under paragraph 7.3 of this Schedule;

7.7.2                   keep the Licensed Premises in a state of repair at least as good as they are in at General Completion or Japan Completion (as the case may be) fair wear and tear excepted;

7.7.3                   comply with the provisions of the Lease under which the Sellers and/or Group Companies holds the Licensed Premises (other than in relation to the payment of rent);

7.7.4                   make good and pay for all damage to the Licensed Premises (including accidental damage) caused by the Purchasers, its representatives or invitees to the Licensed Premises;

7.7.5                   use the Licensed Premises only in accordance with the terms of the user clause contained in the Lease of any one of the Licensed Premises;

7.7.6                   if applicable, indemnify the Sellers, the Group Companies and the Provisional Liquidators from and against all Property Losses arising from or connected with the Purchasers’ occupation of the Licensed Premises where the relevant Seller is at General Completion or Japan Completion (as the case may be) an entity either in liquidation or subject to analogous proceedings; and

7.7.7                   comply with any recommendations which the insurers of the Licensed Premises may make in respect of them, including all recommendations in respect of fire precautions.

7.8                            Throughout the period of the Licence, the Purchasers shall not:

7.8.1                   carry out any alterations without the Seller’s consent;

7.8.2                   use, or permit the use of, the whole of any part of the Licensed Premises for any illegal purpose;

7.8.3                   store or bring upon the Licensed Premises anything that is dangerous, illegal or inflammable;

7.8.4                   do, suffer or permit anything to be done which increases the premiums payable in respect of any insurance of the Licensed Premises without paying any such increased amount or makes that insurance void or voidable;

7.9                            This Licence will, at the election of the Sellers or the Insolvency Officers (where the relevant Seller is an Insolvent Company), determine in relation to any one or more of the Licensed Premises on reasonable notice from the relevant Seller and/or the Insolvency Officers (as the case may be) if:

7.9.1                   the Sellers, the Group Companies and the Insolvency Officers or any of them receives any notice or objection to the Purchasers’ occupation of the relevant Licensed Premises from the relevant Landlord or any other competent person; or

7.9.2                   subject to paragraph 7.6 of this Schedule, the Purchasers fail to make the payment or any part of it specified in this paragraph 7 of this Schedule or are otherwise in breach of the provisions of the Licence.

7.10                     On the termination of the Licence the Purchasers shall;

7.10.1            vacate the Licensed Premises forthwith;

7.10.2            remove from the Licensed Premises all items belonging to them;

7.10.3            leave the Licensed Premises in a clean and tidy condition.

7.11                      Determination of this Licence pursuant to paragraph 7.9 of this Schedule shall:

7.11.1             have the effect of making the provisions of this Licence in so far as it relates to the relevant Licensed Premises severable from the remainder of this Agreement and this Agreement shall otherwise remain in full force and effect;

7.11.2             not entitle the Purchasers to any refund, abatement or reduction of the Purchase Price or any sums paid as Licence Fee; and

7.11.3             not prejudice or affect any claim by the Sellers and/or Group Companies in respect of any prior breach of this Agreement by the Purchasers;

Provided that throughout the period of the Licence, the Sellers shall take all reasonable steps to assist the Purchasers in continuing their occupation of the General Leasehold Premises and the Japan Leasehold Premises as contemplated under this Agreement.

7.12                     The occupation and use of the Licensed Premises pending Actual Completion is at the sole risk and expense of the Purchasers.

7.13                     If the Landlord or any other relevant third party commences proceedings, raises any objection or takes any other action in connection with the Purchasers’ occupation or use of any of the Licensed Premises pending the obtaining of the relevant Third Party Consent, the Purchasers shall be entitled to forthwith terminate the Licence in relation to such Licensed Premises by written notice to the Sellers or the Insolvency Officers (where the relevant Seller is an Insolvent Company), and where the Purchaser does not so terminate the Licence in relation to such Licensed Premises and the Sellers or the Insolvency Officers (where the relevant Seller is an Insolvent Company) have not determined the Licence pursuant to paragraph 7.9.1 of this Schedule in relation to such Licensed Premises, the Purchasers shall forthwith take such steps as the Sellers and/or Group Companies may reasonably and properly require in connection with such proceedings, objection or action and shall indemnify and keep indemnified the Sellers, the Group Companies and the Insolvency Officers (where the relevant Seller is an Insolvent Company) and each of them against Property Losses incurred by any of them in respect of such proceedings, objection or action.

7.14                     The Purchasers and Sellers shall each inform the other forthwith of any notice received by it in relation to any of the Licensed Premises from the Landlord or any other third party.

A – SALE ASSETS EXHIBIT

B – TRANSFERRED EMPLOYEE EXHIBIT

[***]

C – LEASE EXHIBIT

Table of Contents

Contents		Page

1	Interpretation	3

2	Agreement to sell the Sale Assets and transfer the Transferred Employees	11

3	Consideration	13

4	Conditions	15

5	Pre-Closing	17

6	Japan Completion and General Completion	19

7	Future transactions - Korea	21

8	Transferred Employees and Leasehold Premises	22

9	Book Debts	22

10	Apportionments	22

11	Retained Records	23

12	Warranties	27

13	Exclusions	28

14	Confidentiality	29

15	Liability of Insolvency Officers	31

16	Other Provisions	32

Schedule 1 - Details of the Sellers		44

Schedule 2 - Details of the Purchasers		46

Schedule 3 – Price Allocation		47

Schedule 4 - Completion Deliverables		48

Schedule 5 – Transferred Employees

Schedule 5 – Transferred Employees		51

Schedule 6 – The General Leasehold Premises and Japan Leasehold Premises		56

A – SALE ASSETS EXHIBIT		68

i

B – TRANSFERRED EMPLOYEE EXHIBIT	69

C – LEASE EXHIBIT	70

ii